   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER __, 2003
                                                    REGISTRATION NO. 333-_______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            GROUP 1 AUTOMOTIVE, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

         DELAWARE                         5511                 76-0506313
     (State or other                (Primary Standard        (I.R.S. Employer
jurisdiction of  incorporation   Industrial Classification  Identification No.)
     or organization)                 Code Number)


      950 ECHO LANE                                   SCOTT L. THOMPSON
        SUITE 100                              EXECUTIVE VICE PRESIDENT, CHIEF
   HOUSTON, TEXAS 77024                        FINANCIAL OFFICER AND TREASURER
     (713) 647-5700                               950 ECHO LANE, SUITE 100
                                                     HOUSTON, TEXAS 77024
                                                         (713) 647-5700
(Address, including zip code, and                 (Name, address, including
  telephone number, including                      zip code, and  telephone
   area code, of registrants'                   number, including area code, of
  principal executive offices)                          agent for service)

                         ------------------------------
                                    Copy to:
                              DOUGLAS E. McWILLIAMS
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)
                         ------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                         ------------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum     Proposed Maximum
          Title of Each Class of              Amount to be     Offering Price     Aggregate Offering       Amount of
        Securities to be Registered            Registered         Per Note            Price (1)        Registration Fee
        ---------------------------            ----------         --------            ---------        ----------------
8.25% Senior Notes due August 15, 2013        $150,000,000          100%             $150,000,000           $12,135
-----------------------------------------------------------------------------------------------------------------------
Guarantees by certain subsidiaries of               --               --                        --                -- (2)
Group 1 Automotive, Inc.*
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(n), no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

* Includes certain subsidiaries of Group 1 Automotive, Inc. identified on the following pages.

                             AMARILLO MOTORS-C, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804523
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                             AMARILLO MOTORS-F, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804528
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             AMARILLO MOTORS-J, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804517
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                            AMARILLO MOTORS-SM, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2859294
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                        BOB HOWARD AUTOMOTIVE-EAST, INC.
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                           73-1511394
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                          BOB HOWARD AUTOMOTIVE-H, INC.
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                            73-1443717
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           BOB HOWARD CHEVROLET, INC.
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                            73-1329605
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             BOB HOWARD DODGE, INC.
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                            73-1494123
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             BOB HOWARD MOTORS, INC.
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                            73-1370828
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             BOB HOWARD NISSAN, INC.
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                           73-1524179
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                  BOHN-DC, LLC
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            02-0688180
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                  BOHN-FII, LLC
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            30-0015852
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 BOHN-FIII, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              N/A
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             BOHN HOLDINGS-DC, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           02-0687995
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              BOHN HOLDINGS-F, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           26-0010831
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             BOHN HOLDINGS-GM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           26-0010865
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              BOHN HOLDINGS-S, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           02-0688169
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               CASA CHEVROLET INC.
             (Exact name of registrant as specified in its charter)

         NEW MEXICO                                          85-0450426
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                        CASA CHRYSLER PLYMOUTH JEEP INC.
             (Exact name of registrant as specified in its charter)

         NEW MEXICO                                          85-0450428
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              CHAPERRAL DODGE, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2807212
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                        COLONIAL CHRYSLER-PLYMOUTH, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2807213
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               COURTESY FORD, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0558145
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-DC, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938754
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               DANVERS-DCII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938564
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               DANVERS-DCIII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0632150
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-GM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938755
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 DANVERS-N, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           46-0488420
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-NII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1650142
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 DANVERS-S, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938756
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-SU, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938757
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 DANVERS-T, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2931798
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-TII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           46-0481783
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                DANVERS-TL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2938758
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         DELAWARE ACQUISITION-DC, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              N/A
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         DELAWARE ACQUISITION-F, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              N/A
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         DELAWARE ACQUISITION-GM, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0390053
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         DELAWARE ACQUISITION-N, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              N/A
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         DELAWARE ACQUISITION-T, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              N/A
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                    FMM, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                          95-2913972
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               GPI ATLANTA-F, INC.
             (Exact name of registrant as specified in its charter)

          GEORGIA                                            58-1092802
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              GPI ATLANTA-FLM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0646122
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            GPI ATLANTA-FLM II, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-3016997
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               GPI ATLANTA-T, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0646121
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                    GPI, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0625642
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            GROUP 1 ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0390227
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            GROUP 1 FL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           82-0573686
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-DC, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203214
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-F, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203228
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-GM, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203229
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-H, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203230
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-N, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203232
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-S, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203234
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           GROUP 1 HOLDINGS-T, L.L.C.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203236
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-DC, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0379880
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-F, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0382407
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-GM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0390228
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-H, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0393132
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-N, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0390229
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-S, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0393131
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          GROUP 1 LP INTERESTS-T, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           51-0390230
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              GROUP 1 REALTY, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0632149
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              GULF BREEZE FORD, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           81-0586750
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HARVEY-FLM, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           02-0688177
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                HARVEY FORD, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2200134
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HARVEY GM, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2931595
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            HARVEY OPERATIONS-T, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           52-2203237
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HARVEY-SM, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           02-0688178
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HARVEY-T, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2930807
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             HIGHLAND AUTOPLEX, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2873513
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-DC, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1577852
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                HOWARD-DCII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           46-0470095
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                HOWARD-FLM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           05-0569822
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                HOWARD FORD, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1620768
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-GM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1577853
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               HOWARD-GM II, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1613234
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               HOWARD-GMIII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           46-0470101
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-H, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1577855
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-HA, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1577856
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            HOWARD PONTIAC-GMC, INC.
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                           73-1022200
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-SB, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           46-0470107
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 HOWARD-SI, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           73-1577854
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            IRA AUTOMOTIVE GROUP, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           74-2940277
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             JIM TIDWELL FORD, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           58-2436391
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                  KEY FORD, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           59-1168670
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 KOONS FORD, LLC
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           59-1914202
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                  KUTZ-DC, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2763925
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                  KUTZ-N, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-1905979
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                              LUBBOCK MOTORS, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2822208
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             LUBBOCK MOTORS-F, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804514
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             LUBBOCK MOTORS-S, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2868766
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             LUBBOCK MOTORS-SH, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2859295
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             LUBBOCK MOTORS-T, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804659
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               LUBY CHEVROLET CO.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           84-0459450
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                        MAXWELL CHRYSLER DODGE JEEP, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2690982
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               MAXWELL FORD, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2884783
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 MAXWELL-G, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             16-1629302
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 MAXWELL-N, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2360462
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                MAXWELL-NII, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0513858
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                MAXWELL-SM, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2551405
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 McCALL-H, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0237540
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 McCALL-HA, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0173063
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 McCALL-N, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             46-0478546
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 McCALL-T, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-1649754
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                McCALL-TII, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0654109
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                                 McCALL-TL, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0270456
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          MIKE SMITH AUTOMOTIVE-H, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0603178
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                          MIKE SMITH AUTOMOTIVE-N, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0566784
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           MIKE SMITH AUTOPLAZA, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0202396
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         MIKE SMITH AUTOPLEX BUICK, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0566787
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                         MIKE SMITH AUTOPLEX DODGE, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0566783
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                    MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0566786
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            MIKE SMITH AUTOPLEX, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0561393
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                           MIKE SMITH AUTOPLEX-V, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0566788
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                               MIKE SMITH GM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0603181
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                            MIKE SMITH IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0586800
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 Number)

                             MIKE SMITH MOTORS, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0586392
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                                  MILLBRO, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-4676240
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                          MILLER AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-4261521
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                           MILLER FAMILY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-4585358
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                              MILLER IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-3749847
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                              MILLER INFINITI INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-4229913
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                          MILLER MOTORS VAN NUYS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         77-0421478
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                               MILLER NISSAN, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                         95-1912506
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                                MILLER-NII, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0707006
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                              PERIMETER FORD, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           76-0558147
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                        PRESTIGE CHRYSLER NORTHWEST, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2679593
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                          PRESTIGE CHRYSLER SOUTH, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             74-2690980
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                          ROCKWALL AUTOMOTIVE-DCD, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             76-0659030
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                           ROCKWALL AUTOMOTIVE-F, LTD.
             (Exact name of registrant as specified in its charter)

           TEXAS                                             75-2804507
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

                     SUNSHINE BUICK PONTIAC GMC TRUCK, INC.
             (Exact name of registrant as specified in its charter)

         NEW MEXICO                                          85-0457224
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                Number)

         EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2003
PROSPECTUS

                                     [Logo]
                            Group 1 Automotive, Inc.
                             OFFER TO EXCHANGE UP TO
       $150,000,000 OF 8.25% SENIOR SUBORDINATED NOTES DUE AUGUST 15, 2013
                                       FOR
                    $150,000,000 OF 8.25% SENIOR SUBORDINATED
                    NOTES DUE AUGUST 15, 2013 THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1933

                           TERMS OF THE EXCHANGE OFFER

- We are offering to exchange up to $150,000,000 of our outstanding 8.25% Senior Subordinated Notes due August 15, 2013 for new notes with substantially identical terms that have been registered under the Securities Act of 1933, or Securities Act, and are freely tradable.

- We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

- The exchange offer expires at 5:00 p.m., New York City time, on __________, 2003, unless extended. We do not currently intend to extend the exchange offer.

- Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

- The exchange of outstanding notes for new notes will not be a taxable event to you for U.S. federal income tax purposes.

         TERMS OF THE NEW 8.25% SENIOR SUBORDINATED NOTES OFFERED IN THE
                                 EXCHANGE OFFER

MATURITY

-        The new notes will mature on August 15, 2013.

INTEREST

- Interest on the new notes is payable on February 15 and August 15 of each year, beginning February 15, 2004.

-        Interest will accrue from August 13, 2003.

REDEMPTION

- We may redeem some or all of the notes at any time on or after August 15, 2008 at redemption prices listed in "Description of New Notes -- Optional Redemption," and prior to that date we may redeem all or a portion of the notes at a redemption price equal to the principal amount plus the make-whole premium set forth in "Description of New Notes -- Optional Redemption", plus accrued and unpaid interest to the redemption date.

- Subject to certain limitations, at any time on or before August 15, 2006, we may also redeem up to 35% of the notes using the net proceeds of certain equity offerings.

CHANGE OF CONTROL

- If we experience a change of control, subject to certain conditions, we must offer to purchase the notes.

RANKING

- The notes are senior subordinated obligations. The notes rank equally in right of payment with all of our other existing and future senior subordinated obligations.

-        The new notes are subordinated to our existing and future senior debt.

GUARANTEES

- If we cannot make payment on the notes when they are due, substantially all of our subsidiaries have guaranteed the notes and must make payment instead.

                       ---------------------------------
         PLEASE READ "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ---------------------------------

                  The date of this prospectus is        , 2003.

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

                                TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION........................         1
WHERE YOU CAN FIND MORE INFORMATION................         2
PROSPECTUS SUMMARY.................................         4
SELECTED HISTORICAL FINANCIAL INFORMATION..........         8
RISK FACTORS.......................................        10
EXCHANGE OFFER.....................................        19
RATIO OF EARNINGS TO FIXED CHARGES.................        26
USE OF PROCEEDS....................................        27
DESCRIPTION OF NEW NOTES...........................        28
U.S. FEDERAL INCOME TAX CONSIDERATIONS.............        60
PLAN OF DISTRIBUTION...............................        61
LEGAL MATTERS......................................        62
EXPERTS ...........................................        62
LETTER OF TRANSMITTAL..............................   ANNEX A

                           FORWARD-LOOKING INFORMATION

         This prospectus includes or incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

         -    the completion of future acquisitions;

         -    operating cash flows and availability of capital;

         -    capital expenditures;

         - changes in sales volumes in the new and used vehicle and parts and service markets;

         - business trends, including incentives, product cycles and interest rates;

         -    availability of financing for inventory and working capital;

         -    inventory levels; and

         - the early retirement of our outstanding 10 7/8% senior subordinated notes.

         Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

         - the future economic environment, including consumer confidence, interest rates, the price of gasoline, the level of manufacturer incentives and the availability of consumer credit may affect the demand for new and used vehicles and parts and service sales;

         - the effect of adverse international developments such as war, terrorism, political conflicts or other hostilities;

         - regulatory environment, adverse legislation, or unexpected litigation;

         - our principal automobile manufacturers, especially Ford, Toyota/Lexus, GM and DaimlerChrysler may not continue to produce or make available to us vehicles that are in high demand by our customers;

         - requirements imposed on us by our manufacturers may limit our acquisitions and affect capital expenditures related to our dealership facilities;

         - our dealership operations may not perform at expected levels or achieve expected improvements;

         - we may not achieve expected future cost savings and our future costs could be higher than we expected;

         - available capital resources and various debt agreements may limit our ability to complete acquisitions and complete construction of new or expanded facilities;

         -    our cost of financing could increase significantly;

         - new accounting standards could materially impact our reported earnings;

         - we may not complete additional acquisitions or the pace of acquisitions may change;

         -    we may not be able to adjust our cost structure;

         -    we may lose key personnel;

         - competition in our industry may impact our operations or our ability to complete acquisitions;

         -    insurance costs could increase significantly;

         - we may not achieve expected sales volumes from the new franchises granted to us; and

         - we may not obtain inventory of new and used vehicles and parts, including imported inventory, at the cost, or in the volume, we expect.

         The information contained in this prospectus, including the information set forth under the heading "Risk Factors" identifies factors that could affect our operating results and performance. We urge you to carefully consider those factors.

         All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC (File No. 1-13461). These reports and other information include as exhibits copies of material documents and agreements. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to that information. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished to the SEC pursuant to Item 9 or Item 12 of any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q, until the termination of this offering:

         -        Annual Report on Form 10-K for the year ended December 31,
                  2002;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

         - Current Reports on Form 8-K filed January 29, 2003, February 19, 2003, April 7, 2003, April 9, 2003, April 10, 2003, May 1,
                  2003, May 21, 2003, June 2, 2003, June 3, 2003, July 10, 2003,
                  July 31, 2003, July 31, 2003, August 4, 2003, August 11, 2003,
                  August 27, 2003, September 2, 2003 and September 19, 2003 (excluding any information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K).

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 9 or Item 12 on any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You should rely solely upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

         Our annual, quarterly and current reports, and any amendments thereto, that we file with the SEC are made available, free of charge, over the Internet through our website at http://www.group1auto.com as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. You may also request copies of our filings with the SEC, which we will provide at no cost, by writing or telephoning us at Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024, Attention: Investor Relations, (713) 647-5700. To obtain timely delivery, you should request this information no later than ______, 2003, which is five business days before the expiration of the offer.

                               PROSPECTUS SUMMARY

         The following summary contains information about us and the offering of the new notes. It does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of us and this offering, you should read and consider carefully all of the information in this prospectus, particularly the information set forth under "Risk Factors" and the financial information appearing elsewhere in this prospectus. In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read "Forward-Looking Information." Except as otherwise indicated herein, or as the context may otherwise require, the words "we," "our" and "us" refer collectively to Group 1 Automotive, Inc. and our consolidated subsidiaries. References to the "notes" in this prospectus include both the outstanding notes and the new notes.

                                   THE COMPANY

OVERVIEW

         Group 1 Automotive, Inc. is a leading operator in the $1 trillion U.S. automotive retailing industry. Since our initial public offering in 1997, we have more than quadrupled our annual revenues and are now one of the top 10 dealership groups in the United States by revenues. We currently own 71 dealerships comprised of 112 franchises, 29 different brands and 25 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas.

         Through our dealerships and Internet sites, we sell new and used cars and light trucks; arrange related financing, vehicle service and insurance contracts; provide maintenance and repair services; and sell replacement parts. In 2002, we sold more than 160,000 retail new and used vehicles.

         Our principal executive offices are located at 950 Echo Lane, Suite 100, Houston, Texas 77024. Our telephone number is (713) 647-5700 and our website is http://www.group1auto.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and you should not consider such information to be part of this prospectus.

                               THE EXCHANGE OFFER

         On August 13, 2003, we completed a private offering of the outstanding notes. As part of the private offering that closed on August 13, 2003, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer within 30 business days after the date the SEC declared effective the registration statement of which this prospectus is a part. The following is a summary of the exchange offer.

Exchange Offer..............................     We are offering to exchange new notes for outstanding notes.

Expiration Time and Date....................     The exchange offer will expire at 5:00 p.m. New York City time, on _______________
                                                 2003, unless we decide to extend it.

Condition to Exchange Offer.................     The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Outstanding Notes..     To participate in the exchange offer, you must follow the procedures established by
                                                 The Depository Trust Company, which we call "DTC," for tendering notes held in book-entry form. These procedures, which we call "ATOP," require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program and that DTC confirm that:

                                                    -        DTC has received your instructions to exchange your notes, and

                                                    -        you agree to be bound by the terms of the letter of transmittal.

                                                 For more details, please read "Exchange Offer -- Terms of the Exchange Offer" and "
                                                 -- Procedures for Tendering."

Guaranteed Delivery Procedures..............     None.

Withdrawal of Tenders.......................     You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m. New York City time on the expiration date of the exchange offer. Please read "Exchange Offer -- Withdrawal of
                                                 Tenders."

Acceptance of Outstanding Notes and Delivery
   of New Notes.............................     If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any outstanding notes that we do not accept for exchange, or with respect to which all conditions for acceptance have not been met, to you without expense as promptly as practicable after the expiration date. We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. Please read "Exchange Offer -- Terms of the
                                                 Exchange Offer."

Fees and Expenses...........................     We will bear all expenses related to the exchange offer. Please read "Exchange
                                                 Offer -- Fees and Expenses."

Use of Proceeds.............................     The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement with the initial purchasers of the outstanding notes.

Consequences of Failure to Exchange
   Outstanding Notes........................     If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities
                                                 Act except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations......     The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event to you for U.S. federal income

                                                 tax purposes. Please read "U.S. Federal Income Tax Considerations."

Exchange Agent .............................     We have appointed Wells Fargo Bank, N.A. as exchange agent for the exchange offer.
                                                 You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows: Wells Fargo Bank, N.A., P.O. Box 1517, Minneapolis,
                                                 Minnesota 55480-1517, Attention: Corporate Trust Operations. Eligible institutions may make requests by facsimile at (612) 667-4927.

                             TERMS OF THE NEW NOTES

         The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for special interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

         The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please read "Description of New Notes."

Issuer...........................................  Group 1 Automotive, Inc.

Notes Offered....................................  $150,000,000 in aggregate principal amount of 8.25% Senior Subordinated Notes due
                                                   August 15, 2013.

Maturity Date....................................  August 15, 2013.

Interest on New Notes............................  8.25% annually, accruing from August 13, 2003.

Payment Dates....................................  Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2004.

Subsidiary Guarantees............................  The new notes will be fully and unconditionally guaranteed on a senior subordinated basis by substantially all of our current and future U.S.
                                                   subsidiaries. Substantially all of our subsidiaries are expected to guarantee the new notes when they are first issued.

Ranking..........................................  The new notes and the subsidiary guarantees will be our senior subordinated obligations, ranking equally in right of payment with our 10 7/8% Senior
                                                   Subordinated Notes due March 1, 2009 and the related subsidiary guarantees. The new notes will rank behind our current and future senior debt, and the subsidiary guarantee of each subsidiary guarantor will rank behind the senior debt of that subsidiary guarantor.

Optional Redemption..............................  We may redeem any of the new notes at any time on or after August 15, 2008, in whole or in part, in cash, at the redemption prices described in "Description of
                                                   New Notes -- Optional Redemption," plus accrued and unpaid interest to the date of redemption.

                                                   At any time on or prior to August 15, 2006, we may redeem up to 35% of the aggregate principal amount of notes issued under

                                                   the indenture with the net proceeds of certain public offerings of our common stock at a redemption price equal to 108.250% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding.

                                                   In addition, at any time prior to August 15, 2008, we may redeem all or a portion of the new notes at a redemption price equal to the principal amount plus the make-whole premium set forth in the section "Optional Redemption" under the heading "Description of New Notes," plus accrued and unpaid interest to the redemption date.

Change of Control................................  If we experience a Change of Control (as defined under "Description of New Notes
                                                   -- Covenants - Change of Control"), we will be required to make an offer to repurchase the new notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Covenants........................................  The terms of the new notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:

                                                      -        become liable for additional indebtedness;

                                                      -        pay dividends on stock or repurchase stock;

                                                      -        make certain investments;

                                                      -        sell certain assets;

                                                      -        use assets to secure subordinated indebtedness;

                                                      -        engage in transactions with affiliated persons or entities; and

                                                      -        engage in mergers and consolidations.

                                                   These limitations will be subject to a number of important qualifications and exceptions. See "Description of New Notes -- Covenants."

Transfer Restrictions; Absence of a Public
   Market for the Notes.....................       The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

                                  RISK FACTORS

         Please read "Risk Factors" beginning on page 10 for a discussion of certain factors you should consider before participating in the exchange offer.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

         We derived the following selected consolidated financial information as of and for the fiscal year ended December 31, 2002 from our financial statements audited by Ernst & Young LLP, independent auditors. We derived the following selected consolidated financial information as of and for the four fiscal years ended December 31, 2001 from our financial statements audited by Arthur Andersen LLP, independent public accountants, who have ceased operations. We derived the following summary consolidated financial information as of and for the six months ended June 30, 2002 and 2003 from our unaudited consolidated financial statements which include all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the six month periods presented. Results as of and for the six months ended June 30, 2003 may not be indicative of results for the entire year.

         You should read the information set forth below in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes to those financial statements, included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each of which is incorporated by reference in this prospectus.

                                                                                                              SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                                     JUNE 30,
                               -----------------------------------------------------------------------    --------------------------
                                  1998           1999           2000           2001           2002           2002          2003
                               -----------    -----------    -----------    -----------    -----------    -----------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues:
  New vehicle retail sales..   $   933,774    $ 1,469,653    $ 2,172,786    $ 2,373,299    $ 2,526,847    $ 1,168,055   $ 1,287,208
  Used vehicle retail
    sales ..................       412,974        609,707        808,698        949,086        921,359        448,641       456,154
  Used vehicle wholesale
    sales ..................        99,127        144,043        199,720        190,565        222,529        107,099       126,449
  Parts and service sales ..       139,144        212,970        306,089        360,201        402,169        187,202       227,392
  Retail finance fees ......        21,204         33,235         45,043         56,272         58,869         27,772        31,363
  Vehicle service contract
    fees ...................        16,329         27,020         37,484         44,080         52,346         23,815        30,634
  Other finance and
    insurance revenues,
    net ....................         7,505         11,696         16,326         22,871         30,245         16,594        18,471
                               -----------    -----------    -----------    -----------    -----------    -----------   -----------
    Total revenues .........     1,630,057      2,508,324      3,586,146      3,996,374      4,214,364      1,979,178     2,177,671
Cost of sales ..............     1,393,547      2,131,967      3,058,709      3,389,122      3,562,069      1,666,906     1,824,007
                               -----------    -----------    -----------    -----------    -----------    -----------   -----------
Gross profit ...............       236,510        376,357        527,437        607,252        652,295        312,272       353,664
Selling, general and
  administrative expenses...       178,038        279,791        393,679        458,546        502,732        237,650       275,017
Depreciation and
  amortization expense (1)..         6,426         10,616         16,038         17,358         11,940          5,621         6,941
                               -----------    -----------    -----------    -----------    -----------    -----------   -----------
  Income from operations ...        52,046         85,950        117,720        131,348        137,623         69,001        71,706
Other income and (expenses):
  Floorplan interest
    expense ................       (12,837)       (20,395)       (37,536)       (27,935)       (19,371)        (8,732)      (11,682)
  Other interest expense,
    net ....................        (4,027)       (10,052)       (15,500)       (13,863)        (9,925)        (5,191)       (4,703)
  Other income (expense),
    net ....................            39            186          1,142           (128)        (1,045)          (110)          (89)
                               -----------    -----------    -----------    -----------    -----------    -----------   -----------
  Income before income
    taxes ..................        35,221         55,689         65,826         89,422        107,282         54,968        55,232
Provision for income taxes..        14,502         22,174         25,014         33,980         40,217         20,338        20,436
                               -----------    -----------    -----------    -----------    -----------    -----------   -----------
  Net income ...............   $    20,719    $    33,515    $    40,812    $    55,442    $    67,065    $    34,630   $    34,796
                               ===========    ===========    ===========    ===========    ===========    ===========   ===========
Earnings per share:
  Basic ....................   $      1.20    $      1.62    $      1.91    $      2.75    $      2.93    $      1.50   $      1.55
  Diluted ..................   $      1.16    $      1.55    $      1.88    $      2.59    $      2.80    $      1.42   $      1.50

                                                                                                                SIX MONTHS
                                                       YEAR ENDED DECEMBER 31,                                 ENDED JUNE 30,
                                  ----------------------------------------------------------------           -------------------
                                  1998           1999           2000           2001           2002           2002           2003
                                  ----           ----           ----           ----           ----           ----           ----
SELECTED RATIOS:
Ratio of earnings to fixed
  charges (2)................     2.6            2.4            2.0            2.5            3.7            3.9            3.6


                                                  AS OF DECEMBER 31,                       AS OF JUNE 30,
                           --------------------------------------------------------------  --------------
                              1998         1999         2000         2001         2002         2003
                              ----         ----         ----         ----         ----         ----
                                                      (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital ........   $   48,251   $   80,128   $   54,769   $  154,713   $   93,755   $  122,008
Inventories, net .......      219,176      386,255      527,101      454,961      622,205      699,187
Total assets ...........      447,710      842,910    1,099,553    1,054,425    1,423,765    1,474,026
Floorplan debt .........      193,405      363,489      536,707      364,954      652,538      662,141
Senior subordinated
  notes ................           --       97,889       94,444       85,002       74,149       74,220
Other debt .............       45,787       16,361       47,455       12,184       10,070        9,438
Total debt excluding
  floorplan debt .......       45,787      114,250      141,899       97,186       84,219       83,658
Stockholders' equity ...      136,184      232,029      247,416      392,243      443,417      481,293

----------------------
(1)  In January 2002, we adopted Statement of Financial Accounting Standards
     (SFAS) No. 142. Under SFAS No. 142, goodwill is no longer subject to amortization. Prior to January 1, 2002, we included goodwill amortization in depreciation and amortization expense in our consolidated statements of operations. Goodwill amortization included in depreciation and amortization totaled $2.2, $4.5, $6.7 and $7.5 million for the years ended December 31, 1998, 1999, 2000, and 2001, respectively.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest); and fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense related to indebtedness, and the portion of rental expense deemed to be representative of the interest factor attributable to leases for rental property.

                                  RISK FACTORS

         In addition to the information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to us, the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

                RISKS RELATED TO THE EXCHANGE OFFER AND THE NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

         We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely tender of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

         If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS AND THESE HOLDERS WILL BE REQUIRED TO COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS IN CONNECTION WITH ANY RESALE TRANSACTION.

         If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS MAY LIMIT CASH FLOW AVAILABLE TO INVEST IN THE ONGOING NEEDS OF OUR BUSINESS, WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

         We have a significant amount of indebtedness and substantial debt service requirements.

         In addition, we will be permitted to incur substantial indebtedness in the future. The indenture for the notes and our other debt instruments permit us to incur additional debt under certain circumstances.

         Our level of indebtedness could have significant adverse consequences to you. For example, it could:

       - make it more difficult for us to obtain additional financing in the future for our acquisition program and our operations;

       - require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

       - increase our vulnerability to adverse economic or industry conditions;

       - limit our ability to obtain additional financing in the future to enable us to react to changes in our business or industry;

        - prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specific changes of control in our ownership, which could constitute a default under the indenture governing the notes; or

       - place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

         We may need to refinance all or a portion of our indebtedness, including our credit facilities, or obtain additional financing in order to meet our obligations under the notes and our other outstanding debt and to meet our other liquidity needs. We may not be able to refinance our indebtedness or obtain additional financing on commercially reasonable terms or at all. Our inability to obtain such refinancing or additional financing could have a material adverse effect on us.

         Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, could have a material adverse effect on us. See "Description of New Notes."

WE ARE A HOLDING COMPANY AND AS A RESULT ARE DEPENDENT ON OUR SUBSIDIARIES TO GENERATE SUFFICIENT CASH AND DISTRIBUTE CASH TO US TO SERVICE OUR INDEBTEDNESS, INCLUDING THE NOTES.

         Our ability to make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend on our subsidiaries' ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate sufficient cash from operations in an amount sufficient to enable us to service our indebtedness, including the notes. Many of our subsidiaries are subject to restrictions on the payment of dividends under certain circumstances pursuant to their franchise agreements, dealer agreements, other agreements with manufacturers, mortgages, loan facilities and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements, and some manufacturers' dealer agreements specifically prohibit a distribution to us if the distribution would cause the dealership to fail to meet such manufacturer's capitalization guidelines, including net working capital. These restrictions could limit our ability to utilize profits generated from one subsidiary at other subsidiaries or, in some cases, at the parent company.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS AND THE EXISTING AND FUTURE SENIOR INDEBTEDNESS OF OUR GUARANTORS.

         The notes and the guarantees are subordinated to the prior payment in full of our and the guarantors' respective current and future senior indebtedness to the extent set forth in the indenture. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of Group 1 or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors' senior indebtedness. Sufficient assets may not remain after all these payments have been made to make required payments on the notes and any other senior subordinated obligations (which includes the outstanding senior subordinated notes), including payments of interest when due. As a result, holders of the notes may receive less, ratably, than our other unsecured general creditors if we are the subject of a bankruptcy, liquidation, reorganization or similar proceeding.

         In addition, we will be prohibited from making all payments on the notes and the guarantees in the event of a payment default on our senior indebtedness (including borrowings under our credit facilities) and, for limited periods, upon the occurrence of other defaults under our credit facilities. In the event of a non-payment default under our senior indebtedness, we may not have sufficient funds to pay all our creditors, including the holders of the notes. See "Description of New Notes."

RESTRICTIONS IMPOSED BY OUR CREDIT FACILITIES AND OUR OTHER DEBT INSTRUMENTS, INCLUDING THE INDENTURE GOVERNING THE NOTES, LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND TO PURSUE BUSINESS OPPORTUNITIES.

         The operating and financial restrictions and covenants in our debt instruments, including our credit facilities and the notes, may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. In particular, our credit facilities require us to maintain certain financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our credit facilities. In the event of any default under our credit facilities, the lenders under those facilities could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. See "Description of New Notes."

IT MAY NOT BE POSSIBLE FOR US TO PURCHASE THE NOTES ON THE OCCURRENCE OF A CHANGE IN CONTROL.

         Upon the occurrence of specific change of control events, we will be required to offer to repurchase all of the notes at 101% of the principal amount of the notes plus accrued and unpaid interest, including any special interest, to the date of purchase. We cannot assure you that there will be sufficient funds available for us to make any required repurchase of the notes upon a change of control. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our credit facilities and other debt instruments. See "Description of New Notes -- Covenants -- Change of Control."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE-HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

    -    the subsidiary guarantor:

            - was insolvent or rendered insolvent by reason of issuing the guarantee;

            - was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

            - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

         In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

         The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

    - the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

    -    it could not pay its debts as they became due.

         In the event the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

NO PUBLIC MARKET EXISTS FOR THE NEW NOTES. AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES, WHICH MAY LIMIT YOUR ABILITY TO RESELL THEM.

         The new notes will constitute a new class of securities for which there is no established trading market. We do not intend to list the new notes on a stock exchange or seek their admission for trading in the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers of the outstanding notes have advised us that they intend to make a market in the new notes, they are not obligated to do so, and they may cease to do so at any time without notice. Accordingly, we cannot assure you that an active trading market for the new notes will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the new notes would have a material adverse effect on the market price and liquidity of the notes. If a market for the notes develops, they may trade at a discount from par.

                          RISKS RELATED TO OUR BUSINESS

IF WE FAIL TO OBTAIN A DESIRABLE MIX OF POPULAR NEW VEHICLES FROM MANUFACTURERS, OUR PROFITABILITY WILL BE NEGATIVELY AFFECTED.

         We depend on the manufacturers to provide us with a desirable mix of new vehicles. The most popular vehicles usually produce the highest profit margins and are frequently difficult to obtain from the manufacturers. If we cannot obtain sufficient quantities of the most popular models, our profitability may be adversely affected. Sales of less desirable models may reduce our profit margins.

IF WE FAIL TO OBTAIN RENEWALS OF ONE OR MORE OF OUR FRANCHISE AGREEMENTS ON FAVORABLE TERMS OR SUBSTANTIAL FRANCHISES ARE TERMINATED, OUR OPERATIONS MAY BE SIGNIFICANTLY IMPAIRED.

         Each of our dealerships operates under a franchise agreement with one of our manufacturers (or authorized distributors). Under our dealership franchise agreements, the manufacturers exert considerable influence over the operations of our dealerships. Each of the franchise agreements may be terminated or not renewed by the manufacturer for a variety of reasons, including any unapproved changes of ownership or management. While we believe that we will be able to renew all of our franchise agreements, we cannot guarantee that all of our franchise agreements will be renewed or that the terms of the renewals will be favorable to us. Our franchise agreements do not give us the exclusive right to sell a manufacturer's product within a given geographic area.

MANUFACTURERS' RESTRICTIONS ON ACQUISITIONS MAY LIMIT OUR FUTURE GROWTH.

         We must obtain the consent of the manufacturer prior to the acquisition of any of its dealership franchises. Delays in obtaining, or failing to obtain, manufacturer approvals for dealership acquisitions could adversely affect our acquisition program. Obtaining the consent of a manufacturer for the acquisition of a dealership could take a significant amount of time or might be rejected entirely. In determining whether to approve an acquisition, manufacturers may consider many factors, including the moral character and business experience of the dealership principals and the financial condition, ownership structure, customer satisfaction index scores and other performance measures of our dealerships.

         Our manufacturers attempt to measure customers' satisfaction with automobile dealerships through systems generally known as the customer satisfaction index, or CSI. The manufacturers have modified the components of their CSI scores from time to time in the past, and they may replace them with different systems at any time. From time to time, we may not meet all of the manufacturers' requirements to make acquisitions. To date, we have not been materially adversely affected by these standards and have not been denied approval of any acquisition based on low CSI scores or other measures. However, we cannot assure you that all of our proposed future acquisitions will be approved.

         In addition, a manufacturer may limit the number of its dealerships that we may own or the number that we may own in a particular geographic area. If we reach a limitation imposed by a manufacturer for a particular geographic market, we will be unable to make additional tuck-in acquisitions in that market of that manufacturer's franchises, which could limit our ability to grow in that geographic area. In addition, geographic limitations imposed by manufacturers could restrict our ability to acquire platforms whose markets overlap with those already served by us. The following is a summary of the restrictions imposed by the manufacturers that accounted for 10% or more of our new vehicle retail unit sales in 2002.

         FORD. Ford currently limits the number of dealerships that we may own to the greater of (1) 15 Ford and 15 Lincoln and Mercury dealerships and (2) that number of Ford, Lincoln and Mercury dealerships accounting for 5% of the preceding year's total Ford, Lincoln and Mercury retail sales of those brands in the United States. Currently, we own a total of 23 Ford, Lincoln and Mercury dealership franchises, which represented approximately 0.7% of the national retail sales of Ford, Lincoln and Mercury for the six months ended June 30, 2003. In addition, Ford limits us to one Ford dealership in a Ford-defined market area having two or less authorized Ford dealerships and one-third of Ford dealerships in any Ford-defined market area having more than three authorized Ford dealerships. In many of its dealership franchise agreements Ford has the right of first refusal to acquire, subject to applicable state law, a Ford franchised dealership when its ownership changes. Currently, Ford is emphasizing increased sales performance from all of its franchised dealers, including our Ford dealerships. To this end, Ford has requested that we focus on the performance of owned dealerships as opposed to acquiring additional Ford dealerships. We intend to comply with this request.

         TOYOTA/LEXUS. Toyota restricts the number of dealerships that we may own and the time frame over which we may acquire them. Under Toyota's standard Multiple Ownership Agreement, we may acquire additional dealerships, over a minimum of seven semi-annual periods, up to a maximum number of dealerships equal to 5% of Toyota's aggregate national annual retail sales volume. In addition, Toyota restricts the number of Toyota dealerships that we may acquire in any Toyota-defined region and "Metro" market, as well as any contiguous market. We may acquire only four primary Lexus dealerships or six outlets nationally, including only two Lexus dealerships in any one of the four Lexus geographic areas. Our Lexus companion dealership located south of Houston is not considered by Lexus to be a primary Lexus dealership for purposes of the restriction on the number of Lexus dealerships we may acquire. Currently, we own nine Toyota and two primary Lexus dealership franchises, which represented approximately 1.3% of the national retail sales of Toyota for the six months ended June 30, 2003.

         GENERAL MOTORS. General Motors, or GM, currently evaluates our acquisitions of GM dealerships on a case-by-case basis. GM, however, limits the maximum number of GM dealerships that we may acquire at any time to 50% of the GM dealerships, by franchise line, in a GM-defined geographic market area. Currently, we own 20 GM dealership franchises and could acquire approximately 7,900 GM dealership franchises nationally, dependent upon franchise line and restrictions within particular GM-defined geographic market areas. Additionally, our current agreement with GM does not include Saturn dealerships and our future acquisition of a Saturn dealership will be subject to GM approval on a case-by-case basis.

         DAIMLERCHRYSLER. Currently, we have no agreement with Chrysler restricting our ability to acquire Chrysler dealerships. Chrysler has advised us that in determining whether to approve an acquisition of a Chrysler dealership, Chrysler considers the number of Chrysler dealerships the acquiring company already owns. Chrysler currently carefully considers, on a case-by-case basis, any acquisition that would cause the acquiring company to own more than 10 Chrysler dealerships nationally, six in the same Chrysler-defined zone and two in the same market. Our agreement with Mercedes-Benz, in addition to limitations on the number of dealership franchises in particular metropolitan markets and regions, limits us to a maximum of the greater of four Mercedes-Benz dealership franchises or the number of dealership franchises that would account for up to 3% of the preceding year's total Mercedes-Benz retail sales. Currently, we own 22 Chrysler and one Mercedes-Benz dealership franchises.

MANUFACTURERS' RESTRICTIONS COULD NEGATIVELY IMPACT OUR ABILITY TO OBTAIN CERTAIN TYPES OF FINANCINGS.

         Provisions in our agreements with our manufacturers may restrict, in the future, our ability to obtain certain types of financing. A number of our manufacturers prohibit pledging the stock of their franchised dealerships. For example, our agreement contains provisions prohibiting pledging the stock of our GM franchised dealerships. Our agreement with Ford permits pledging our Ford franchised dealerships' stock and assets, but only for Ford dealership-related debt. Moreover, our Ford agreement permits our Ford franchised dealerships to guarantee, and to use Ford franchised dealership assets to secure our debt, but only for Ford dealership-related debt. Ford waived that requirement with respect to our March 1999 senior subordinated notes offering and the subsidiary guarantees of those notes and has waived that requirement in respect of our recently completed offering of notes and related subsidiary guarantees. Certain of our manufacturers require us to meet certain financial ratios, which, if we fail to meet these ratios the manufacturers may reject proposed acquisitions, and may give them the right to purchase their franchises for fair value.

CERTAIN RESTRICTIONS RELATING TO OUR MANAGEMENT AND OWNERSHIP OF OUR COMMON STOCK COULD DETER PROSPECTIVE ACQUIRORS FROM ACQUIRING CONTROL OF US AND ADVERSELY AFFECT OUR ABILITY TO ENGAGE IN EQUITY OFFERINGS.

         As a condition to granting their consent to our previous acquisitions and our initial public offering, some of our manufacturers have imposed other restrictions on us. These restrictions prohibit, among other things:

    - any one person, who in the opinion of the manufacturer is unqualified to own its franchised dealership or has interests incompatible with the manufacturer, from acquiring more than a specified percentage of our common stock (ranging from 20% to 50% depending on the particular manufacturer's restrictions) and this trigger level can fall to as low as 5% if another vehicle manufacturer is the entity acquiring the ownership interest or voting rights;

    - certain material changes in our business or extraordinary corporate transactions such as a merger or sale of a material amount of our assets;

    -    change in control of our Board of Directors or management; and

    - the removal of a dealership general manager without the consent of the manufacturer.

         Our manufacturers may also impose additional restrictions on us in the future. If we are unable to comply with these restrictions, we generally must sell the assets of the dealerships to the manufacturer or to a third party acceptable to the manufacturer or terminate the dealership agreements with the manufacturer, which may have a material adverse effect on us.

IF MANUFACTURERS DISCONTINUE SALES INCENTIVES AND OTHER PROMOTIONAL PROGRAMS, OUR RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

         We depend on our manufacturers for sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. Manufacturers historically have made many changes to their incentive programs during each year. A discontinuation or change in our manufacturers' incentive programs could adversely affect our business. Moreover, some manufacturers use a dealership's CSI scores as a factor for participating in incentive programs. Failure to comply with the CSI standards could adversely affect our participation in dealership incentive programs, which could have a material adverse effect on us.

OUR RELATIONSHIP WITH OUR MANUFACTURERS IMPOSES A NUMBER OF RESTRICTIONS ON OUR OPERATIONS, WHICH MAY REQUIRE US TO DIVERT OUR FINANCIAL RESOURCES FROM USES THAT MANAGEMENT BELIEVES MAY BE OF BETTER VALUE TO US.

         Our manufacturer agreements specify that, in certain situations, we cannot operate a dealership franchised by another manufacturer in the same building as that manufacturer's franchised dealership. In addition, some manufacturers, like GM, are in the process of realigning their franchised dealerships along defined "channels," such as combining Pontiac, Buick and GMC in one dealership location. As a result, GM as well as other manufacturers may require us to move or sell some dealerships.

         Our manufacturers generally require that the dealership premises meet defined image standards and may direct us to implement costly capital improvements to dealerships as a condition for renewing certain franchise agreements. All of these requirements could impose significant capital expenditures on us in the future.

         Pursuant to the automobile dealership franchise agreements to which our dealerships are subject, all dealerships are required to maintain a certain minimum working capital, as determined by the manufacturers. This requirement could require us to utilize available capital to maintain the working capital levels of our dealerships at manufacturer-required levels.

OUR SUCCESS DEPENDS UPON THE OVERALL SUCCESS OF THE LINE OF VEHICLES THAT EACH OF OUR DEALERSHIPS SELLS.

         Demand for our manufacturers' vehicles as well as the financial condition, management, marketing, production and distribution capabilities of our manufacturers affect our business. Our Ford, Toyota/Lexus, DaimlerChrysler and GM dealerships represented approximately 26.6%, 25.5%, 13.0% and 11.8%, respectively, of our 2002 total new vehicle retail unit sales. Although we have attempted to lessen our dependence on any one manufacturer by buying dealerships representing a number of different domestic and foreign manufacturers, events such as labor disputes and other production disruptions that may adversely affect a manufacturer may also adversely affect us. Similarly, the late delivery of vehicles from manufacturers, which sometimes occurs during periods of new product introductions, can lead to reduced sales during those periods. Moreover, any event that causes adverse publicity involving any of our manufacturers may have an adverse effect on us regardless of whether such event involves any of our dealerships.

GROWTH IN OUR REVENUES AND EARNINGS WILL BE IMPACTED BY OUR ABILITY TO ACQUIRE AND SUCCESSFULLY INTEGRATE AND OPERATE DEALERSHIPS.

         We cannot guarantee that we will be able to identify and acquire dealerships in the future. In addition, we cannot guarantee that such acquisitions will be successful or will be on terms and conditions consistent with past acquisitions. Restrictions by our manufacturers, as well as covenants contained in our debt instruments, limit our ability to acquire additional dealerships. In addition, increased competition for acquisition candidates may develop, which could result in fewer acquisition opportunities available to us and/or higher acquisition prices. Some of our competitors may have greater financial resources than us.

         We will continue to need substantial capital in order to acquire additional automobile dealerships. In the past, we have financed these acquisitions with a combination of cash flow from operations, proceeds from borrowings under our credit facility, bond issuances and stock offerings and issuances of our common stock to the sellers of the acquired dealerships.

         We currently intend to finance future acquisitions by issuing shares of common stock as partial consideration for acquired dealerships. The use of common stock as consideration for acquisitions will depend on two factors: (1) the market value of our common stock at the time of the acquisition and (2) the willingness of potential acquisition candidates to accept common stock as part of the consideration for the sale of their businesses. If potential acquisition candidates are unwilling to accept our common stock, we will rely solely on available cash or debt or equity financing, which could adversely affect our acquisition program. Accordingly, our ability to make acquisitions could be adversely affected if the price of our common stock is depressed.

         In addition, managing and integrating additional dealerships into our existing mix of dealerships may result in substantial costs, delays or other operational or financial problems. Acquisitions involve a number of special risks, including the difficulties of managing operations located in geographic areas where we have not previously operated, possible diversion of resources and management's attention, inability to retain key personnel at the acquired entity and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, financial condition and results of operations. Although we conduct what we believe to be a prudent level of investigation regarding the operating condition of the businesses we purchase, in light of the circumstances of each transaction, an unavoidable level of risk remains regarding the actual operating condition of these businesses. Until we actually assume operating control of such business assets, we may not be able to ascertain the actual value of the acquired entity.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR OPERATIONS AND GROWTH.

         We depend to a large extent upon the abilities and continued efforts of our executive officers, senior management and principals of our dealerships. Furthermore, we will likely be dependent on the senior management of any dealerships acquired in the future. We have long-term employment agreements with our Chairman, President and Chief Executive Officer and some of the principals of our dealerships. Our two Executive Vice Presidents are currently employed under employment agreements that operate on a month-to-month basis. If any of those persons leaves or if we fail to attract and retain other qualified employees, our business could be adversely affected. We currently have no key man insurance for any of our officers or executive management.

CHANGES IN INTEREST RATES COULD ADVERSELY IMPACT OUR PROFITABILITY.

         All of the borrowings under our credit facilities bear interest based on a floating rate. A significant increase in interest rates could cause a substantial increase in our cost of borrowing. At times, we manage our exposure to interest rate volatility through the use of interest rate swaps.

         Additionally, a significant increase in interest rates could adversely impact our ability to arrange financing for vehicle sales at rates acceptable to our customers and the volume of fees we receive for arranging the financing.

CHANGES IN OUR INSURANCE PROGRAMS COULD ADVERSELY IMPACT OUR PROFITABILITY.

         Automobile dealerships require insurance covering a broad variety of risks. We have insurance on our real property, comprehensive coverage for our vehicle inventory, general liability insurance, employee dishonesty coverage, employment practices liability insurance, pollution coverage and errors and omissions insurance in connection with vehicle sales and financing activities. Additionally, our insurance includes umbrella policies with a $106.0 million aggregate limit, which covers losses in excess of our $500,000 self-insured retention on general liability claims.

         Additionally, we retain some risk of loss under our self-insured medical and property/casualty programs. Changes in the insurance market could impact our level of retained risk and our results of operations.

WE ARE SUBJECT TO A NUMBER OF RISKS ASSOCIATED WITH IMPORTING INVENTORY.

         A portion of our new vehicle business involves the sale of vehicles, vehicle parts or vehicles composed of parts that are manufactured outside the United States. As a result, our operations are subject to customary risks associated with imported merchandise, including fluctuations in the value of currencies, import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries.

         The United States or the countries from which our products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs on imported merchandise. Any of those impositions or adjustments could affect our operations and our ability to purchase imported vehicles and parts. This, in turn, could have an adverse effect on our business.

THE CYCLICALITY AND SEASONALITY OF VEHICLE SALES MAY ADVERSELY IMPACT OUR PROFITABILITY.

         Our operations, like the automotive retailing industry in general, can be impacted by a number of factors relating to general economic conditions, including consumer business cycles, consumer confidence, economic conditions, availability of consumer credit and interest rates.

         Our operations are subject to seasonal variations, with the second and third quarters generally contributing more operating profit than the first and fourth quarters. Three primary forces drive this seasonality: (1) manufacturer-related factors, primarily the historical timing of major manufacturer incentive programs and model changeovers, (2) weather-related factors and (3) consumer buying patterns.

THE AUTOMOTIVE RETAILING INDUSTRY IS HIGHLY COMPETITIVE, WHICH MAY REDUCE OUR PROFITABILITY AND GROWTH.

         The automotive retailing industry is highly competitive. In large metropolitan areas, consumers have a number of choices in deciding where to purchase a new or used vehicle and where to have the vehicle serviced. Our profitability and growth may be materially and adversely affected by our competitors and the overall competition in the industry.

         In the new vehicle market, our dealerships compete with other franchised dealerships, auto brokers, leasing companies, and internet companies. Our dealerships do not have any cost advantage in purchasing new vehicles from the manufacturers, and typically rely on advertising and merchandising, sales expertise, service reputation and location of the dealership to sell new vehicles. In the used vehicle market, our dealerships compete with other franchised dealers, independent used vehicle dealers, automobile rental agencies and private parties. In the service market, our dealerships compete against franchised dealerships, franchised and independent service center chains and independent repair shops. In the parts market, our dealerships compete with other automobile dealers, service stores and auto parts retailers.

         In the acquisition area, we compete with other national dealer groups and individual investors for acquisitions. Some of our competitors may have greater financial resources and competition may increase acquisition pricing. We cannot guarantee that we will be able to complete acquisitions on terms favorable to us.

IF STATE DEALER LAWS ARE REPEALED OR WEAKENED, OUR DEALERSHIPS WILL BE MORE SUSCEPTIBLE TO TERMINATION, NON-RENEWAL OR RE-NEGOTIATION OF THEIR FRANCHISE AGREEMENTS.

         State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a franchise agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or nonrenewal. Some state dealer laws allow dealers to file protests or petitions or attempt to comply with the manufacturer's criteria within the notice period to avoid the termination or nonrenewal. Though unsuccessful to date, manufacturers' lobbying efforts may lead to the repeal or revision of state dealer laws. If dealer laws are repealed in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for our dealers to renew their franchise agreements upon expiration. In addition, these laws restrict the ability of automobile manufacturers to directly enter the retail market in the future. If manufacturers obtain the ability to directly retail vehicles and do so in our markets, such competition could have a material adverse effect on us.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL REGULATION COMPLIANCE COSTS MAY ADVERSELY AFFECT OUR PROFITABILITY.

         We are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, consumer protection laws and environmental requirements governing, among other things, discharges to the air and water, the storage of petroleum substances and chemicals, the handling and disposal of wastes, and the remediation of contamination arising from spills and releases. The violation of those laws and regulations could result in civil and criminal penalties being levied against us or in a cease and desist order against operations that are not in compliance. Future acquisition by us may also be subject to governmental regulation, including antitrust reviews. Although we believe that we substantially comply with all applicable laws and regulations relating to our business, future laws and regulations or changes to existing laws or regulations may be more stringent and require us to incur significant additional costs.

YOUR ABILITY TO RECOVER FROM OUR FORMER AUDITORS, ARTHUR ANDERSEN LLP, FOR ANY POTENTIAL FINANCIAL MISSTATEMENTS IS LIMITED.

         On May 9, 2002, our audit committee and our board of directors dismissed Arthur Andersen LLP as our independent auditors and engaged Ernst & Young LLP to serve as our independent auditors for fiscal 2002. Our audited consolidated financial statements as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen, our former independent auditors, as set forth in their reports, but Arthur Andersen has not consented to the incorporation by reference of these reports in this prospectus or in the registration statement of which this prospectus forms a part.

         Arthur Andersen completed its audit of our consolidated financial statements for the year ended December 31, 2001 and issued its report relating to those consolidated financial statements on February 14, 2002. Subsequently, Arthur Andersen has ceased to audit publicly held companies. As a result, you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's previous role as our independent public accountants and as author of the audit report for some of the audited financial statements incorporated by reference in this prospectus.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the registration rights agreement, we agreed to:

        - within 90 days after the original issuance of the outstanding notes on August 13, 2003, file a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will not contain terms with respect to transfer restrictions, registration rights or special interest;

        - use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the original issuance of the outstanding notes;

        - following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

        - use our reasonable best efforts to complete the exchange offer within 30 business days of the effective date of the registration statement.

         We have fulfilled the agreements described in the first two of the preceding bullet points and are now offering eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or special interest.

         Under limited circumstances set forth in the registration rights agreement, we have agreed to use our reasonable best efforts to cause the SEC to declare effective under the Securities Act a shelf registration statement for the resale of the outstanding notes. We also agreed to use our reasonable best efforts to keep the shelf registration statement effective for up to two years after the original issuance of the outstanding notes.

         We will pay special cash interest on the applicable outstanding notes, subject to certain exceptions:

        (1) if we fail to file a registration statement required by the registration rights agreement with the SEC on or before the date on which such registration statement is required to be filed;

        (2) if any such registration statement is not declared effective by the SEC on or before the date on which such registration statement is required to become or be declared effective;

        (3) if the exchange offer is not completed within 30 business days after the date of the registration statement relating to the exchange offer is required to be filed with the SEC; or

        (4) after any of the registration statements required by the registration rights agreement has been declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the notes;

from and including the date on which any such registration default occurs to but excluding the date on which all registration defaults have been cured.

         The rate of the special interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum special interest rate of 1.0% per annum. We will pay such special interest on the regular interest payment dates. This special interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes. Following the cure of all registration defaults, the accrual of special interest will cease.

         To exchange your outstanding notes for new notes in the exchange offer, you will be required to make the following representations:

        - any new notes received by you will be acquired in the ordinary course of your business;

        - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

        - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

        - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

        - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

         In addition, we may require you to provide information to be used in connection with the shelf registration statement to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. We may exclude you from such registration if you unreasonably fail to furnish the requested information to us within a reasonable time after receiving our request. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

         The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF NEW NOTES

         Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

        - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

        - such new notes are acquired in the ordinary course of your business; and

        - you have no arrangements with any person to participate in a distribution of the new notes.

         The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

         If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

        -    cannot rely on such interpretations by the SEC staff; and

        - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by
Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

         Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING NOTES BEING TENDERED FOR EXCHANGE.

         As of the date of this prospectus, $150,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

         We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to Wells Fargo Bank, N.A., the exchange agent, and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

         If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read " -- Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

         We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

         The exchange offer will expire at 5:00 p.m., New York City time on ______ 2003, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

         We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

         In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

         If any of the conditions described below under " -- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, up to the expiration of the exchange offer:

        -    to delay accepting for exchange any outstanding notes,

        -    to extend the exchange offer, or

        -    to terminate the exchange offer

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

         Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

         We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a violation.

         In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under " -- Purpose and Effect of the Exchange Offer," " -- Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

         We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion up to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

         In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

         In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

         If you have any questions or need help in exchanging your notes, please call the exchange agent whose address and phone number are set forth in "Prospectus Summary -- The Exchange Offer -- Exchange Agent."

         All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

         By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

         There is no procedure for guaranteed late delivery of the notes.

DETERMINATIONS UNDER THE EXCHANGE OFFER

         We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularity or condition of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the exchange agent, us nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

WHEN WE WILL ISSUE NEW NOTES

         In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

        - a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

        -    a properly transmitted agent's message.

RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

         If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

         By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

        - any new notes that you receive will be acquired in the ordinary course of your business;

        - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

        - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

        - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

        - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

         We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

         Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under " -- Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

         We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

        -    SEC registration fees;

        -    fees and expenses of the exchange agent and trustee;

        -    accounting and legal fees and printing costs; and

        -    related fees and expenses.

TRANSFER TAXES

         We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

         If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

         We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

         Participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

         We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest); and fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense related to indebtedness, and the portion of rental expense deemed to be representative of the interest factor attributable to leases for rental property.

                                                                                     SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                    JUNE 30,
                                   --------------------------------------------     ------------------
                                   1998      1999      2000      2001      2002      2002         2003
                                   ----      ----      ----      ----      ----      ----         ----
Ratio of earnings to fixed
charges.......................      2.6      2.4       2.0        2.5       3.7       3.9          3.6

                                 USE OF PROCEEDS

         The exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest and contain different administrative terms. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

                            DESCRIPTION OF NEW NOTES

         The new notes and the outstanding notes were issued under the Indenture dated as of August 13, 2003 among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee, and the First Supplemental Indenture dated as of August 13, 2003 among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee (the Indenture and the First Supplemental Indenture, collectively the "Indenture"). References to the "notes" in this "Description of New Notes" include both the outstanding notes and the new notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The aggregate principal amount of notes issuable under the Indenture is unlimited, although the initial issuance of new notes will be limited to $150.0 million. We may issue an unlimited principal amount of Additional Notes having identical terms and conditions as the outstanding notes and the new notes, subject to compliance with the covenant described below under " -- Covenants -- Limitation on Debt." Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the holders of such notes.

         The following description is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

         The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Capitalized terms not otherwise defined herein have the meanings given to them in the Indenture. In this description, the word "Company" refers only to Group 1 Automotive, Inc. and not to any of its subsidiaries.

         If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding will be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

THE NOTES

         The notes

         - are general unsecured senior subordinated obligations of the Company;

         - are equal in right of payment with all existing and future senior subordinated obligations of the Company, including its 10 7/8% Senior Subordinated Notes due March 1, 2009;

         - are effectively subordinated to all debt of any subsidiaries of the Company that do not guarantee the notes and to all current and future Senior Debt of the Company and the Subsidiary Guarantors; and

         - are unconditionally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

         The new notes will be issued, and the outstanding notes were issued, in denominations of $1,000 and integral multiples of $1,000, and will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form.

THE SUBSIDIARY GUARANTEES

         The notes are guaranteed on a senior subordinated basis by all of the Company's domestic Restricted Subsidiaries, which constitute all of the Company's current subsidiaries other than two foreign subsidiaries that are immaterial to the Company's operations.

         Each Subsidiary Guarantee of the notes:

      - is a general unsecured senior subordinated obligation of the Subsidiary Guarantor;

      - is equal in right of payment with all existing and future Subordinated Debt of that Subsidiary Guarantor which is not by its terms expressly subordinated to the notes; and

      - is subordinated to all current and future Senior Debt of the Subsidiary Guarantors.

RANKING

         As of June 30, 2003, we had approximately $745.8 million of indebtedness outstanding, of which approximately $74.2 million would rank equally in right of payment with the notes and the Subsidiary Guarantees and the remaining $671.6 million would rank senior in right of payment to the notes and the Subsidiary Guarantees.

PRINCIPAL, MATURITY AND INTEREST

         The notes are limited to $150.0 million aggregate principal amount and will mature on August 15, 2013. The notes bear interest at the rate of 8.25% per annum. Interest on the notes is payable semi-annually on February 15 and August 15 of each year, commencing, in the case of the outstanding notes and the new notes, February 15, 2004. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1. The notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate of 9.25% per annum. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

         Principal of and premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, provided that at the option of the Company, payment of interest on any notes in certificated form may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Security Registrar, currently located at 45 Broadway, 12th Floor, New York, New York 10022.

         The Company may issue Additional Notes from time to time after the Exchange Offer. Any offering of Additional Notes is subject to the covenant described below under " -- Covenants -- Limitation on Debt." The outstanding notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SUBSIDIARY GUARANTEES

         Subject to the limitations described below, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the notes, whether for principal of, premium, if any, or interest on the notes or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay, on a senior subordinated basis and in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

         A Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Company. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by the Company on the notes are suspended by the subordination provisions of the Indenture.

         Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors -- Risks Related to the notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors."

         Each Subsidiary Guarantee will be a continuing guarantee and will:

                  (1) remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the notes are defeased in accordance with the defeasance provisions of the Indenture) or (b) released as described in the next paragraph under this " -- Subsidiary Guarantees",

                  (2)      be binding upon each Subsidiary Guarantor, and

                  (3) inure to the benefit of and be enforceable by the Trustee, the Holders and their respective successors, transferees and assigns.

         The Subsidiary Guarantee of a Subsidiary Guarantor will be released and the Restricted Subsidiary released of all obligations under its Subsidiary
Guarantee:

                  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with the "Limitation on Assets Disposition" covenant;

                  (2) in connection with any sale of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with the "Limitation on Assets Disposition" covenant;

                  (3) upon the legal defeasance or covenant defeasance of the notes in accordance with the terms of the Indenture; or

                  (4) if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

         All of the Company's Subsidiaries other than two foreign subsidiaries that are immaterial to the Company's operations are expected to be Subsidiary Guarantors on the expiration date of the Exchange Offer. Any domestic Subsidiary of the Company which Incurs any Debt will, simultaneously with Incurrence (or, if the domestic Subsidiary has outstanding Debt at the time of its creation or acquisition, at the time of such creation or acquisition), become a Subsidiary Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee the Company's obligations under the notes; provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to comply with the requirements of this covenant.

SUBORDINATION

         The indebtedness evidenced by the notes is, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of the Company.

         Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings of the Company, the holders of all Senior Debt of the Company will first be entitled to receive payment in full of such Senior Debt, or provision made for such payment before the Holders of the notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on, or any obligation to purchase, the notes. In the event that notwithstanding the preceding, the Trustee or the Holder of any note receives any payment or distribution of assets of the Company of any kind or character (including any such payment or distribution which may be payable or deliverable by the reason of the payment of any other indebtedness of the Company being subordinated to the payment of the notes), before all the Senior Debt of the Company is so paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay such Senior Debt in full. However, notwithstanding the foregoing, Holders of the notes may receive shares of stock of the Company or securities of the Company which are subordinate in right of payment to all Senior Debt of the Company to substantially the same extent as the notes are so subordinated ("subordinated consideration").

         No payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the notes (except for subordinated consideration), and no defeasance of the notes, may be made if there shall have occurred and be continuing a Senior Payment Default.

         "Senior Payment Default" means any default in the payment of any principal of or premium, if any, or interest on Senior Debt of the Company when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

         Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company, the Subsidiary Guarantors and the Trustee of the occurrence of such Senior Nonmonetary Default from the agent for the Designated Senior Debt which is the subject of such Senior Nonmonetary Default, the Company shall make no payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the notes (except for subordinated consideration), for a period (the "Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of:

                  (1) the date on which such Senior Nonmonetary Default has been cured or waived or ceased to exist or all Designated Senior Debt the subject of such Senior Nonmonetary Default has been discharged;

                  (2) the 179th day after the date of the receipt of such notice; and

                  (3) the date on which the Payment Blockage Period has been terminated by written notice to the Company, any Subsidiary Guarantor or the Trustee from the agent for the Designated Senior Debt initiating the Payment Blockage Period.

         In any event, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. In addition, no Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

         "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Debt, other than a Senior Payment Default, permitting the holders of the Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

         The failure to make any payment on the notes by reason of the provisions of the Indenture described under this " -- Subordination" will not prevent the occurrence of an Event of Default with respect to the notes arising from any such failure to make payment. Upon termination of any period of payment blockage, the Company shall resume making any and all required payments in respect of the notes, including any missed payments.

         As a result of this subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt of the Company or of the notes may recover less, ratably, than holders of Senior Debt of the Company and more, ratably, than Holders of the notes.

         The subordination provisions described above will not be applicable to payments in respect of the notes from a defeasance trust established in connection with any defeasance or covenant defeasance of the notes as described under the subheading " -- Defeasance and Covenant Defeasance" in this prospectus.

         In addition, the notes will be effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries. Although the notes will be guaranteed by the Subsidiary Guarantors, the Subsidiary Guarantee of each Subsidiary Guarantor will be subordinated to the Senior Debt of such Subsidiary Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Company, and such Subsidiary Guarantee may be released prior to the payment of the principal of the notes under certain circumstances. See " -- Subsidiary Guarantees."

OPTIONAL REDEMPTION

         The Company may redeem all or a part of the notes at any time on or after August 15, 2008 upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date, if redeemed during the 12-month period beginning August 15 of the years indicated:

    REDEMPTION YEAR          PRICE
    ---------------          -----
2008..................      104.125%
2009..................      102.750%
2010..................      101.375%
2011 and thereafter...      100.000%

         In the event that on or before August 15, 2006 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, the Company may use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the notes (including any Additional Notes) issued at a redemption price of 108.250% of the principal amount thereof plus accrued interest to but excluding the Redemption Date; provided that:

         (1) at least 65% of the aggregate principal amount of the notes (including any Additional Notes) issued remains outstanding after each such redemption; and

         (2) the Redemption Date is within 90 days of such sale and the Company provides not less than 30 and not more than 60 days' notice of the redemption.

         Prior to August 15, 2008, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

         (1)      100% of the principal amount thereof; or

         (2) the present value, as determined by an Independent Investment Banker, of

                  (A) 104.125% of the principal amount of the notes being redeemed calculated as of August 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

                  (B) all required interest payments due on such notes through August 15, 2008 (excluding accrued interest), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months)

         at the Adjusted Treasury Rate, plus in each case accrued interest to the redemption date.

         The Company will not be required to (1) issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any note that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any such note being redeemed in part.

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed in connection with any redemption, the Trustee will select notes (or portions of notes) for redemption as follows:

                  (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

                  (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

         No notes can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

COVENANTS

         The Indenture contains, among others, the following covenants:

LIMITATION ON DEBT

         The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Restricted Subsidiary (but not any Restricted Subsidiary that is not a Subsidiary Guarantor) may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.

         Notwithstanding the preceding limitation, the following Debt may be
Incurred:

         (1) Debt of the Company or any Subsidiary Guarantor, other than Floor Plan Debt, under the Senior Credit Facility in an aggregate principal amount at any one time not to exceed the greater of $200 million or 25% of the Company's Consolidated Net Tangible Assets at the time of such Incurrence;

         (2) Debt of the Company or any Restricted Subsidiary consisting of Floor Plan Debt or Guarantees of Floor Plan Debt of the Company;

         (3) Debt owed by the Company to any Restricted Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that:

                  (a) any such Debt owing by the Company to a Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and

                  (b) upon either the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

         (4) Debt consisting of the notes (other than any Additional Notes), the Subsidiary Guarantees and Guarantees by Restricted Subsidiaries of any Debt Incurred to refinance or refund the notes;

         (5) Debt of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Debt

Incurred to refund or refinance any Debt Incurred pursuant to this clause (5), not to exceed, at any time outstanding, $20 million;

         (6) Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

         (7) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"),

                  (a)      the notes,

                  (b) outstanding Debt that is not described in any other clause hereof that was outstanding as of the Closing Date (other than the 10 7/8% Senior Subordinated Notes due March 1, 2009),

                  (c) outstanding Debt Incurred pursuant to the first paragraph of this "Limitation on Debt" covenant, and

                  (d)      Debt previously Incurred pursuant to this clause (7),

         in each case an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

                  (w) Debt the proceeds of which are used to refinance the notes or Debt which is pari passu with or subordinate in right of payment to the notes or the Subsidiary Guarantees, as the case may be, shall only be permitted if (A) in the case of any refinancing of the notes or Debt which is pari passu to the notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt is made pari passu to the notes or the Subsidiary Guarantees, as the case may be, or subordinated to the notes or the Subsidiary Guarantees, as the case may be, and (B) in the case of any refinancing of Debt which is subordinated to the notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt constitutes Debt that is subordinated to the notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Debt being refinanced;

                  (x) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (A) does not have an Average Life that is less than the remaining Average Life of the Debt being refinanced and (B) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under " -- Change of Control" and " -- Limitation on Asset Dispositions";

                  (y) in the case of any refinancing of Debt of the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt of a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and

                  (z) in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary; and

         (8) Debt of the Company or any Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (7) above, which, together with any other outstanding Debt Incurred pursuant to this clause (8), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt has an aggregate principal amount not in excess of $30 million at any time outstanding.

         For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this covenant:

         (1) in the event that Debt meets the criteria of more than one of the types of Debt described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Debt on the date of incurrence (or later classify or reclassify such Debt, in its sole discretion) and only be required to include the amount and type of such Debt in one of such clauses;

         (2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

         (3) the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

         (4) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt;

         (5) any Receivables Sale shall be the amount for which there is recourse to the seller; and

         (6) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles.

         Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an incurrence of Debt for purposes of this covenant.

         For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

LIMITATION ON RESTRICTED PAYMENTS

         The Company:

         (1) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof (in their capacity as holders of Capital Stock), other than

                  (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

                  (b) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or pro rata dividends or distributions,

         (2) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value

                  (a) any Capital Stock of the Company or any Restricted Subsidiary
                  or

                  (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Restricted Subsidiary but excluding any debt securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary, except in the case of Capital Stock of a Restricted Subsidiary, from the Company or a Restricted Subsidiary;

         (3) may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto, other than a Permitted Investment; and

         (4) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company or any Subsidiary Guarantor which is subordinate in right of payment to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (each of clauses (1) through (4) being a "Restricted Payment") unless:

                  (a) no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment,

                  (b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of the "Limitation on Debt" covenant above, and

                  (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Closing Date does not exceed the sum of:

                           (x) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since July 1, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

                           (y) 100% of the aggregate net cash proceeds received by the Company (x) after the Closing Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and (y) related to Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company after the Closing Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                           (z) an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Closing Date, in any Person subject to clause (3) above upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

         Notwithstanding the preceding, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

                  (1) the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the preceding provisions;

                  (2) the Company may refinance any Debt otherwise permitted by clause (6) of the second paragraph of the "Limitation on Debt" covenant above or redeem, acquire or retire any Debt solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                  (3) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                  (4) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted by the "Limitation on Asset Dispositions" covenant;

                  (5) the Company may acquire shares of its Capital Stock in connection with the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise;

                  (6) the Company may acquire shares of its Capital Stock pursuant to equity repurchases from present or former directors or employees in an amount of up to $2 million per year; and

                  (7) the Company may make other Restricted Payments since the Closing Date in an aggregate amount not to exceed $35 million.

         Any payment made pursuant to clauses (1) and (6) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph and the amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (2) or (3) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause
(c)(y) above.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted
Subsidiary:

                  (1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

                  (2) to make loans or advances to the Company or any other Restricted Subsidiary; or

                  (3) to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         Notwithstanding the preceding, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

                  (1) pursuant to any agreement in effect on the Closing Date (including the Senior Credit Facility);

                  (2) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the Closing Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, provided that the Incurrence of such Debt is permitted by the "Limitation on Debt" covenant;

                  (3) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement the subject thereof;

                  (4) in the case of a restriction described in clause (3) of the preceding paragraph, contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement;

                  (5) in the case of a restriction described in clause (3) of the preceding paragraph, consisting of customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

                  (6) which is contained in a franchise or other agreement entered into in the ordinary course of business with an automobile manufacturer and which has terms reasonably customary for such agreements between or among such automobile manufacturer, its dealers and/or the owners of such dealers;

                  (7) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned;

                  (8) in bona fide contracts for the sale of any property or assets; or

                  (9) if such encumbrance or restriction is the result of applicable laws or regulations.

LIMITATION ON RANKING OF CERTAIN DEBT

         The Company:

         (1) may not Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the notes;

         (2) may not permit any Subsidiary Guarantor to Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

         (3) may not permit any Restricted Subsidiary to Guarantee any Debt of the Company that is subordinate in right of payment to the notes unless:

                  (a) the Guarantee by such Restricted Subsidiary of such other Debt shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Debt of the Company is subordinated to the notes and

                  (b) such Restricted Subsidiary waives, and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of such other Debt of the Company until the notes have been paid in full.

         For purposes of the Indenture, no Debt shall be deemed subordinate in right of payment to any other Debt solely by reason of such other Debt having the benefit of a security interest.

LIMITATION ON LIENS SECURING PARI PASSU OR SUBORDINATED DEBT

         The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt that is expressly by its terms pari passu, subordinate or junior in right of payment to the notes or the Subsidiary Guarantee of a Restricted

Subsidiary without making, or causing such Restricted Subsidiary to make, effective provision for securing the notes or such Restricted Subsidiary's Subsidiary Guarantee (1) in the event such Debt is pari passu with the notes or such Subsidiary Guarantee, equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (2) in the event such Debt is subordinate in right of payment to the notes or such Subsidiary Guarantee, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

LIMITATION ON ASSET DISPOSITIONS

         The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

         (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

         (2) at least 75% of the consideration for such disposition consists of:

                  (a)      cash or Cash Equivalents;

                  (b) the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the notes or such Restricted Subsidiary's Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

                  (c)      Replacement Assets; or

                  (d)      a combination of the foregoing;

         provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received); and

         (3) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in Replacement Assets, are applied within 360 days of such disposition:

                  (a) first, to the permanent repayment or reduction of Senior Debt of the Company or any Subsidiary Guarantor then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (b) following,

                  (b) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase,

                  (c) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof and

                  (d) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

         Notwithstanding the preceding, the Company shall not be permitted to make an Offer to Purchase pursuant to clause 3(b) above if the remaining Net Available Proceeds after giving effect to the application required by clause 3(a) is less than $10 million.

TRANSACTIONS WITH AFFILIATES

         The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $5 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $15 million, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company, which opinion shall be filed with the Trustee.

         The preceding requirements shall not apply to:

         (1) any transaction pursuant to agreements in effect on the date of issuance of the outstanding notes, August 13, 2003;

         (2) any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

         (3) transactions between or among the Company and/or its Restricted Subsidiaries;

         (4) payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

         (5) indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

         (6) any Restricted Payment that is permitted to be made by the "Limitation on Restricted Payments" covenant; and

         (7) written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions.

         Notwithstanding the preceding, the requirements set forth in the third sentence of the first paragraph of this "Transactions with Affiliates" covenant relating to an opinion from a nationally recognized expert shall not apply to leases of property or equipment entered into in the ordinary course of business.

CHANGE OF CONTROL

         Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control" will be deemed to have occurred at such time as either:

                  (1) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto (other than Permitted Holders), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

                  (2) any Person or Group (other than Permitted Holders) shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company;

provided, that a transaction effected to create a holding company of the Company, (a) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (b) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a "Change of Control;" provided further that following such a holding company transaction, references in this definition of "Change of Control" shall thereafter be treated as references to such holding company. In the event that the Company makes an Offer to Purchase the notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

PAYMENTS FOR CONSENT

         The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

PROVISION OF FINANCIAL INFORMATION

         Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event:

                  (1) within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee, copies (without exhibits) of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and

                  (2) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder and the Trustee.

UNRESTRICTED SUBSIDIARIES

         The Company may designate any Restricted Subsidiary to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means:

         (1) any Subsidiary designated as such by the Board of Directors as set forth below where

                  (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

                  (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and

         (2)      any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of its Investment in such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

         The Company may not, in a single transaction or a series of related transactions: (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless:

                  (1) in a transaction in which the Company does not survive or in which the Company transfers, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

                  (2) immediately before and after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and

                  (3) except in the case of any such consolidation or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of the "Limitation on Debt" covenant; and

                  (4) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the "Limitation on Liens Securing Subordinated Debt" covenant, the Company or the successor entity to the Company shall have secured the notes as required by said covenant.

EVENTS OF DEFAULT

         The following are Events of Default under the Indenture with respect to the notes:

                  (1) failure to pay principal of (or premium, if any, on) any note when due (whether or not prohibited by the subordination provisions of the Indenture);

                  (2) failure to pay any interest on any note when due (whether or not prohibited by the subordination provisions of the Indenture), continued for 30 days;

                  (3) default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Limitation on Asset Dispositions" when due and payable (whether or not prohibited by the subordination provisions of the Indenture);

                  (4) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets";

                  (5) failure to perform any other covenant or agreement of the Company under the Indenture or the notes (other than a covenant or agreement that has expressly been included in the Indenture solely for the benefit of another series of Debt) continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding notes;

                  (6) default under the terms of any instrument evidencing or securing any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

                  (7) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (8) certain events of bankruptcy, insolvency or reorganization affecting the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary; and

                  (9) the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).

         If an Event of Default (other than an Event of Default described in clause (8) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause
(8) above occurs, the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "Modification and Waiver" below.

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the notes or exercising any trust or power conferred on the Trustee with respect to the notes.

         No Holder of a note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes, (b) the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a note for the enforcement of payment of the principal of or any premium or interest on such note on or after the applicable due date specified in such note.

         The Company and the Subsidiary Guarantors are required to furnish to the Trustee annually a statement by certain of their officers as to whether or not the Company or any Subsidiary Guarantor, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding note affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

                  (2) reduce the principal amount of, (or the premium) or interest on, any note,

                  (3) change the place or currency of payment of principal of (or premium), or interest on, any note,

                  (4) impair the right to institute suit for the enforcement of any payment on or with respect to any note,

                  (5) reduce the above-stated percentage of outstanding notes necessary to modify or amend the Indenture,

                  (6) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

                  (7) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified,

                  (8) modify any of the provisions of the Indenture relating to the subordination of the notes or the Subsidiary Guarantees (including any release thereof) in a manner adverse to the Holders, or

                  (9) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the Indenture in a manner adverse to the Holders thereof.

         The Holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all Holders of notes, may waive compliance by the Company with certain restrictive provisions of the Indenture, including those disclosed under the heading "Covenants" above. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all Holders of notes, may waive any past default under the Indenture, except a default in the payment of principal, premium, interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase or any provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding note.

         The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding notes have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, certain notes, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased, will not be deemed to be Outstanding.

         Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding notes entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a note, such action may be taken only by persons who are Holders of outstanding notes on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

DEFEASANCE AND COVENANT DEFEASANCE

         We may elect, at our option at any time, to have the provisions of the Indenture relating either to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants applied to the notes.

         DEFEASANCE AND DISCHARGE. Upon the Company's exercise of its option to have defeasance and discharge applied to the notes, the Company and, if applicable, each Subsidiary Guarantor will be discharged from their respective obligations with respect to the notes (except for certain obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their respective Stated Maturities in accordance with the terms of the applicable Indenture and the notes. Such defeasance and discharge may occur only if, among other things,

                  (1) the Company has delivered to the Trustee an Opinion of Counsel to the effect that it has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

                  (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

                  (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

                  (4) at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of the Senior Debt of the Company or any Subsidiary Guarantor shall have occurred and be continuing and no other event of default with respect to any of such Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

                  (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

         DEFEASANCE OF CERTAIN COVENANTS. Upon the Company's exercise of its option to have covenant defeasance applied to the notes, we may omit to comply with certain restrictive covenants, including those described under "Covenants" (except for "Change of Control") the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under "Events of Default" will not be deemed to either be or result in an Event of Default. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of the notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their respective Stated Maturities in accordance with the terms of the Indenture and the notes. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to the notes and the notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

BOOK-ENTRY, DELIVERY AND FORM

GLOBAL NOTES

         New notes will initially be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes") and will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and will be registered in the name of a nominee of DTC.

         Except as set forth below, the Global Notes will be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes will not be exchanged for notes in certificated form except in the limited circumstances described below. See " -- Exchange of Global Notes for Certificated Notes."

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

         A beneficial interest in a Global Note may not be exchanged for a note in certificated form unless (1) DTC (x) notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either event the Company fails to appoint a successor depository within 90 days, (2) there shall have occurred and be continuing an Event of Default with respect to the notes and DTC notifies the Trustee of its decision to exchange its Global Note for certificated notes or (3) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in certificated form. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

GLOBAL NOTES

         The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement system and are subject to changes by DTC from time to time. The Company and the Subsidiary Guarantors take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

         Upon the issuance of the Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC ("participants") or persons who hold interests through participants. Ownership or beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

         AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under " -- Exchange of Global Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or Holders of the Global Note (or any notes presented thereby) under the Indenture or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures. In the event that owners of beneficial interests in a Global Note become entitled to receive notes in certificated form, such notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

         The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         All payments on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default with respect to the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

         DTC has advised the Company as follows:

         DTC is

      - a limited purpose trust company organized under the laws of the State of New York,

      -        a "banking organization" within the meaning of New York
               Banking Law,

      -        a member of the Federal Reserve System,

      - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

      -        a "Clearing Agency" registered pursuant to the provisions of
               Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or its indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

SAME DAY SETTLEMENT AND PAYMENT

         The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

         The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

NOTICES

         Notices to Holders of notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

CONCERNING THE TRUSTEE

         Wells Fargo Bank, N.A. serves as Trustee under the Indenture.

         The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

TITLE

         The Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a note is registered as the absolute owner of the note (whether or not such note may be overdue) for the purpose of making payment and for all other purposes.

GOVERNING LAW

         The Indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "Additional Notes" means 8.25% Senior Subordinated Notes due August 15, 2013 of the Company issued under the Indenture after the Closing Date and having identical terms (except as to the initial interest payment date) to the outstanding notes or the new notes issued in exchange for the outstanding notes.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

         "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

                  (1) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,

                  (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or

                  (3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business,

         provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $2.5 million or more.

         The term "Asset Disposition" shall not include:

                  (1) a Restricted Payment that is made in compliance with the "Limitation on Restricted Payments" covenant,

                  (2) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture or

                  (3) any transaction subject to and consummated in compliance with the covenant described above under "Mergers, Consolidations and Certain Sales of Assets".

         "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by (2) the sum of all such principal payments.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

                  (2) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Fitch Rating of "B" or better,

                  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above,

                  (4) commercial paper having a rating of at least P-1 from Moody's and a rating of at least A-1 from S&P,

                  (5) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $5 million in the aggregate at any one time and

                  (6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

         "Closing Date" means August 13, 2003.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

                  (1)      Consolidated Interest Expense for such period, plus

                  (2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles, plus

                  (3)      Consolidated Income Tax Expense for such period, plus

                  (4) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

                  (5) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period; minus

                  (6) non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles;

provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary that is not a Subsidiary Guarantor (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of:

                  (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

                  (2)      Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the end of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that is or will no longer be outstanding as the result of the Incurrence of any such Debt had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Fixed Charges" for any period means the sum of:

                  (1)      Consolidated Interest Expense and

                  (2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means for any period the consolidated interest expense, other than floor plan interest expense, included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

                  (1)      the amortization of Debt discounts;

                  (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

                  (3) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

                  (4) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

                  (5) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

                  (6) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

                  (7) the portion of rental expense deemed to be representative of the interest factor attributable to Capital Lease Obligations.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

                  (1) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

                  (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

                  (3) gains or losses on Asset Dispositions by the Company or its Subsidiaries,

                  (4)      all extraordinary gains and extraordinary losses,

                  (5) gains or losses from the early retirement or extinguishment of indebtedness,

                  (6) the cumulative effect of changes in accounting principles,

                  (7) non-cash gains or losses resulting from fluctuations in currency exchange rates and

                  (8) the tax effect of any of the items described in clauses (1) through (6) above;

provided, further, that for purposes of any determination pursuant to the provisions of the "Limitation on Restricted Payments" covenant, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Net Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom:

                  (1) all goodwill, trade names, trademarks, patents, patent applications, licenses, non-compete agreements, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet and

                  (2)      appropriate deductions for any minority interests.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

                  (1)      every obligation of such Person for money borrowed;

                  (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

                  (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services, the amount of such price being that which would be negotiated in an arm's length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction or services;

                  (5)      every Capital Lease Obligation of such Person;

                  (6) all Receivables Sales of such Person which are sold with recourse to such Person;

                  (7)      all Redeemable Stock issued by such Person;

                  (8) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

                  (9) every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

                  (10)     every obligation of the type referred to in clauses
         (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends.

         Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that (1) provides for the payment of earn-outs to such seller or (2) guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

         "Designated Senior Debt" of the Company means:

                  (1) Debt of the Company under the Senior Credit Facility and

                  (2)      any Senior Debt of the Company

                           (a) which at the time of determination exceeds $25 million in aggregate principal amount outstanding or available under a committed facility,

                           (b) which is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and

                           (c) as to which the Trustee has received an Officers' Certificate of the Company specifying such Senior Debt as "Designated Senior Debt".

         "Equity Offering" means an offering of Common Stock that results in aggregate cash net proceeds to the Company.

         "Floor Plan Debt" means Debt in an aggregate principal amount at any time not to exceed the value of the Inventory of the Company and its Restricted Subsidiaries, which Debt is secured primarily by a Lien on Inventory of the Company and/or its Restricted Subsidiaries.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

                  (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

                  (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

         "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

         "Inventory" of any Person means the automobile and automobile parts and supplies inventories of such Person that are held for sale or lease, or are to be used or consumed by such Person, in the ordinary course of business. The value of each particular item of inventory shall be the historical purchase price thereof.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

                  (1) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person,

                  (2) any Permitted Interest Rate, Currency or Commodity Price Agreement and

                  (3) endorsements of negotiable instruments and documents in the ordinary course of business.

         "Investment Grade" means Baa3 or above in the case of Moody's (or the equivalent under any successor rating categories of Moody's) and BBB- or above in the case of S&P (or the equivalent under any successor rating categories of S&P).

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

                  (2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

                  (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

                  (2)      the Offer Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the outstanding notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

         If any of the notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "Permitted Holder" means:

                  (1) each of B.B. Hollingsworth, Jr., John Turner and Scott Thompson;

                  (2) the members of the immediate family of any of the persons referred to in clause (1) above;

                  (3) any trust created for the benefit of the persons described in clause (1) or (2) above or any of their estates; or

                  (4) any other Person that is wholly owned by any one or more of the Persons described in clause (1), (2) or (3) above.

         "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

         "Permitted Investments" means:

                  (1) any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment,

                  (2) any Investment in a Permitted Joint Venture which, together with any other outstanding Investment made pursuant to this clause (2), does not exceed the greater of $10 million or 2.5% of the Company's Consolidated Net Tangible Assets at the time of such Investment,

                  (3)      any Investment in Cash Equivalents,

                  (4) any non-cash consideration received in connection with an Asset Disposition that was made in compliance with the "Limitation on Asset Dispositions" covenant; and

                  (5) any other Investment that, when taken together with all other Investments made pursuant to this clause (5) since the Closing Date and outstanding on the date such Investment is made, does not exceed $10 million.

         "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person):

                  (1) in which the Company and its Restricted Subsidiaries own an equity interest of at least 25% of the equity interest of all joint venturers thereof and

                  (2) which engages only in a business of the type conducted by the Company and its Subsidiaries on the Closing Date or any business ancillary thereto or supportive thereof.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the notes.

         "Reference Treasury Dealer" means Goldman, Sachs & Co. or any of its affiliates in the United States and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Trustee will substitute another Reference Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Replacement Assets" means:

                  (1) properties and assets (other than cash, Cash Equivalents, or any Capital Stock or other security) that will be used in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof and

                  (2) Capital Stock of any Person that is engaged in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof and that will be merged or consolidated with or into a Restricted Subsidiary or that will become a Restricted Subsidiary.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" of any Person means an agreement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Senior Credit Facility" means the Fifth Amended and Restated Revolving Credit Agreement dated as of June 2, 2003 among the Company, its subsidiaries listed therein, JPMorgan Chase Bank, as administrative agent, Comerica Bank, as floorplan agent, Bank One, NA, as documentation agent, and other lending institutions party thereto and any amendment, modification, renewal, extension, refinancing, refunding or replacement thereof.

         "Senior Debt" means, with respect to any Person:

                  (1) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of such Person for reimbursement, indemnities and fees relating to, the Senior Credit Facility,

                  (2) the principal of (and premium, if any) and interest on Debt of such Person for money borrowed, whether Incurred on or prior to the Closing Date or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and

                  (3) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (1) and (2) above.

         Notwithstanding the preceding, the following shall not constitute Senior Debt:

                  (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is on a parity with, or is not superior in right of payment to, the notes or, in the case of a Subsidiary Guarantor, a Subsidiary Guarantee,

                  (2) any Debt which is subordinated in right of payment in any respect to any other Debt of such Person, other than Debt under the Senior Credit Facility that is subordinated to other Debt under the Senior Credit Facility solely by reason of priority being granted under the Senior Credit Facility to "swingline", overdraft or similar tranches of Debt,

                  (3)      Debt evidenced by the notes or a Subsidiary
         Guarantee,

                  (4) any Debt owed to a Person when such Person is a Subsidiary of such Person,

                  (5) any obligation of such Person with respect to any Capital Stock of such Person,

                  (6) that portion of any Debt which is Incurred in violation of the Indenture,

                  (7) Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person,

                  (8) any liability for federal, state, local or other taxes owed or owing by such Person,

                  (9) any Debt for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Debt consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term Senior Debt),

                  (10) Debt of or amounts owed by such Person for compensation to employees or for services rendered; and

                  (11) Debt issued as a dividend on, or in redemption of or exchange for, Capital Stock of such Person.

         "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries represents 10% or more of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company's consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

         "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the notes to at least the following extent:

         (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the notes exists;

         (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the notes, upon notice by 25% or more in principal amount of the notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

         (3) such Debt may not

                  (A) provide for payments of principal of such Debt at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the notes or

                  (B) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control").

                  "Subsidiary" of any Person means:

         (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

         (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

         We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

         Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

      - you acquire the new notes in the ordinary course of your business; and

      -         you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

         You may not participate in the exchange offer if you are:

      - our "affiliate" within the meaning of Rule 405 under the Securities Act; or

      - a broker-dealer that acquired outstanding notes directly from us.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

         If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer -- Purpose and Effect of the Exchange Offer" and " -- Procedures for Tendering -- Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such new notes.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, and at prices related to such prevailing market prices or negotiated prices.

         Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the effective date of this registration statement (or until such time as all of the new notes have been sold), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain other legal matters in connection with the issuance of the new notes will be passed upon for us by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California, Scoggins & Goodman, P.C., Atlanta, Georgia, Sutin, Thayer & Browne, A Professional Corporation, Santa Fe, New Mexico and Calvert Law Firm, Oklahoma City, Oklahoma.

                                     EXPERTS

         The consolidated financial statements of Group 1 Automotive, Inc. as of and for the year ended December 31, 2002 appearing in our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference (which contains two explanatory paragraphs describing the adoption of Statement of Financial Accounting Standards No. 142 and audit procedures relating to certain revisions to the 2001 and 2000 financial statements for reclassification adjustments and conforming disclosures that were applied to revise the 2001 and 2000 financial statements as described in Notes 5 and 14 to the consolidated financial statements; the 2001 and 2000 financial statements were audited by other auditors who have ceased operations and for which Ernst & Young LLP has expressed no opinion or other form of assurance on the 2001 and 2000 financial statements taken as a whole). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of Group 1 Automotive, Inc. as of and for the years ended December 31, 2001 and 2000 appearing in our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus or registration statement of which this prospectus forms a part. Because of Arthur Andersen LLP's current financial position, you may not be able to recover against Arthur Andersen LLP for any claims you may have under securities or other laws as a result of Arthur Andersen LLP's activities during the period in which it acted as our independent public accountants. See "Risk Factors -- Risks Related to Our Business -- Your ability to recover from our former auditors, Arthur Andersen LLP, for any potential financial misstatements is limited."

                                     ANNEX A

                              LETTER OF TRANSMITTAL
                                    TO TENDER
               OUTSTANDING 8.25% SENIOR NOTES DUE AUGUST 15, 2013

                                       OF

                            GROUP 1 AUTOMOTIVE, INC.
    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED __________ ___, 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

                  The Exchange Agent for the Exchange Offer is:

                             Wells Fargo Bank, N.A.
                                  P.O. Box 1517
                        Minneapolis, Minnesota 55480-1517
                      Attention: Corporate Trust Operations

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 8.25% SENIOR NOTES DUE AUGUST 15, 2013 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 8.25% SENIOR NOTES DUE AUGUST 15, 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

                               __________________

The undersigned hereby acknowledges receipt and review of the Prospectus, dated __________, 2003 (the "Prospectus"), of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 8.25% Senior Notes due August 15, 2013 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.25% Senior Notes due August 15, 2013 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in this Prospectus.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding notes in the Exchange Offer, the Exchange Agent must receive prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

         - DTC has received your instructions to tender your Outstanding Notes; and

         - You agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

         2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

         3. You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

         4. By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

         5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

                  a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

                  b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

                  c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

                  d. neither you nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or if either you or such other person is an affiliate, you must comply with the registration and delivery requirements of the Securities Act in connection with any resale registration.

         6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of August 13, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 950 Echo Lane, Suite 100, Houston, Texas 77024, Attention: Chief Financial Officer. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

         7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering such Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and such Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

         8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3. Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of any tenders which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4. Waiver of Conditions.

The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

6. Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer-- Withdrawal of Tenders."

8. No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                                  [Back Cover]

         Until            , 2003, all broker-dealers that effect transactions in
the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         [Group 1 Automotive, Inc. logo]
                            GROUP 1 AUTOMOTIVE, INC.

                             Offer to Exchange up to
             $150,000,000 of 8.25% Senior Notes due August 15, 2013
                                       For
             $150,000,000 of 8.25% Senior Notes due August 15, 2013
           that have been registered under the Securities Act of 1933

                                __________, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

         With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjusted to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

         Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provide the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

         Article VI of the Restated Certificate of Incorporation of Group 1 Automotive, Inc. (the "Restated Certificate of Incorporation"), provides for indemnification of each person who is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative action, because such person is, was or has agreed to become an officer or director of the corporation or is a person who is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Restated Certificate of Incorporation was adopted or as may be thereafter amended.

         Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

         Article VI of the Restated Certificate of Incorporation provides that Group 1 Automotive, Inc. may maintain insurance, at its expense, to protect the corporation and any director, officer, employee or agent of the corporation or of another entity against any expense, liability or loss, regardless of whether the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed herewith or incorporated by reference herein pursuant to the requirements of Item 601 of Regulation S-K:

EXHIBIT
 NUMBER                                                 DESCRIPTION
-------                                                 -----------
  3.1           --      Restated Certificate of Incorporation of the Company (Incorporated by reference to
                        Exhibit 3.1 of the Company's Registration Statement on Form S-1 Registration No.
                        333-29893).

  3.2           --      Certificate of Designation of Series A Junior Participating Preferred Stock
                        (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

  3.3           --      Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

  4.1           --      Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

  4.2           --      Form of Subordinated Indenture (Incorporated by reference to Exhibit 4.5 of the
                        Company's Registration Statement on Form S-3 Registration No. 333-69693).

  4.3           --      Form of Subordinated Debt Securities (included in Exhibit 4.2).

  4.4           --      First Supplemental Indenture dated as of March 5, 1999 among Group 1 Automotive, Inc., the Subsidiary Guarantors named therein and IBJ Whitehall Bank & Trust Company
                        (Incorporated by reference to Exhibit 4.1 of the Company's Current Report of Form 8-K
                        dated March 5, 1999).

  4.5           --      Form of 10 7/8% Senior Subordinated Note due March 1, 2009 (included in Exhibit 4.4).

  4.6           --      Subordinated Indenture dated as of August 13, 2003 among Group 1 Automotive, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as Trustee.*

  4.7           --      First Supplemental Indenture dated as of August 13, 2003 among Group 1 Automotive,
                        Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as Trustee.*

  4.8           --      Exchange and Registration Rights Agreement dated as of August 13, 2003 between
                        Group 1 Automotive, Inc. and Goldman, Sachs & Co., J.P. Morgan Securities Inc., and
                        Banc One Capital Markets, Inc.*

  4.9           --      Form of 144A Global Note representing $149,650,000 Principal Amount of 8.25% Senior
                        Subordinated Notes due August 15, 2013.*

  4.10          --      Form of Regulation S Global Note representing $350,000 Principal Amount of 8.25% Senior
                        Subordinated Notes due August 15, 2013.*

  5.1           --      Opinion of Vinson & Elkins L.L.P.*

  5.2           --      Opinion of Jeffer, Mangels, Butler & Marmaro LLP.*

  5.3           --      Opinion of Scoggins & Goodman, P.C.*

  5.4           --      Opinion of Sutin, Thayer & Browne, A Professional Corporation.*

  5.5           --      Opinion of Calvert Law Firm.*

 10.1           --      Employment Agreement between the Company and B.B. Hollingsworth, Jr. effective March 1,
                        2002 (Incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form
                        10-K for the year ended December 31, 2001).

 10.2           --      Employment Agreement between the Company and Robert E. Howard II dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.3           --      Employment Agreement between the Company and John T. Turner dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.4           --      Employment Agreement between the Company and Scott L. Thompson dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.5           --      1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.7 of the Company's

EXHIBIT
 NUMBER                                                 DESCRIPTION
-------                                                 -----------
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.6           --      First Amendment to 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.7           --      Lease Agreement between Howard Pontiac GMC and Robert E. Howard II (Incorporated by
                        reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.8           --      Lease Agreement between Bob Howard Motors and Robert E. Howard II (Incorporated by
                        reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.9           --      Lease Agreement between Bob Howard Chevrolet and Robert E. Howard II (Incorporated by
                        reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.10          --      Lease Agreement between Bob Howard Automotive-H and North Broadway Real Estate
                        (Incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

 10.11          --      Rights Agreement between Group 1 Automotive, Inc. and ChaseMellon Shareholder Services,
                        L.L.C., as rights agent dated October 3, 1997 (Incorporated by reference to Exhibit
                        10.10 of the Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.12          --      1998 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.13          --      Form of Agreement between Toyota Motor Sales, U.S.A., and Group 1 Automotive, Inc.
                        (Incorporated by reference to Exhibit 10.12 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

 10.14          --      Form of Supplemental Agreement to General Motors Corporation Dealer Sales and Service
                        Agreement (Incorporated by reference to Exhibit 10.13 of the Company's Registration
                        Statement on Form S-1 Registration No. 333-29893).

 10.15          --      Supplemental Terms and Conditions between Ford Motor Company and Group 1 Automotive,
                        Inc. dated September 4, 1997 (Incorporated by reference to Exhibit 10.16 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.16          --      Toyota Dealer Agreement between Gulf States Toyota, Inc. and Southwest Toyota, Inc.
                        dated April 5, 1993 (Incorporated by reference to Exhibit 10.17 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.17          --      Lexus Dealer Agreement between Toyota Motor Sales, U.S.A., Inc. and SMC Luxury Cars,
                        Inc. dated August 21, 1995 (Incorporated by reference to Exhibit 10.18 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.18          --      Form of General Motors Corporation U.S.A. Sales and Service Agreement (Incorporated by
                        reference to Exhibit 10.25 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.19          --      Stock Pledge Agreement dated December 19, 1997 (Incorporated by reference to Exhibit
                        10.54 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

 10.20          --      First Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan
                        (Incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1998).

 10.21          --      Employment Agreement between the Company and John S. Bishop dated October 7, 1998
                        (Incorporated by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1998).

 10.22          --      Form of Ford Motor Company Sales and Service Agreement (Incorporated by reference to
                        Exhibit 10.38 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 1998).

 10.23          --      Form of Chrysler Corporation Sales and Service Agreement (Incorporated by reference to

EXHIBIT
 NUMBER                                                 DESCRIPTION
-------                                                 -----------
                        Exhibit 10.39 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 1998).

 10.24          --      Second Amendment to the 1996 Stock Incentive Plan (Incorporated by reference to Exhibit
                        10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                        1999).

 10.25          --      Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated
                        (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                        Form S-8 Registration No. 333-83260).

 10.26          --      Second Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan
                        (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                        Form S-8 Registration No. 333-75754).

 10.27          --      Third Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan (Incorporated by
                        reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8
                        Registration No. 333-75784).

 10.28          --      ISDA Master Agreement (Incorporated by reference to Exhibit 10.33 of the Company's
                        Annual Report on Form 10-K for the year ended December 31, 2001).

 10.29          --      Interest Rate Swap Confirmation, dated as of October 19, 2001 (Incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

 10.30          --      Split Dollar Life Insurance Agreement between Group 1 Automotive, Inc., and Leslie
                        Hollingsworth and Leigh Hollingsworth, as Trustees of the Hollingsworth 2000 Children's
                        Trust, dated as of January 23, 2002 (Incorporated by reference to Exhibit 10.36 of the
                        Company's Annual Report on Form 10-K for the year ended December 31, 2002).

 10.31          --      Lease Agreement between Bob Howard Automotive-East, Inc. and REHCO East, L.L.C.
                        (Incorporated by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 2002).

 10.32          --      Lease Agreement between Howard-H, Inc. and REHCO, L.L.C. (Incorporated by reference to
                        Exhibit 10.38 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 2002)

 10.33          --      Lease Agreement between Howard Pontiac-GMC, Inc. and North Broadway Real Estate Limited
                        Liability Company (Incorporated by reference to Exhibit 10.39 of the Company's Annual
                        Report on Form 10-K for the year ended December 31, 2002).

 10.34          --      Employment Agreement between the Company and Kevin H. Whalen dated November 3, 2002
                        (Incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 2002).

 10.35          --      Fifth Amended and Restated Revolving Credit Agreement dated June 2, 2003
                        (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form
                        10-Q for the quarterly period ended June 30, 2003).

 10.36          --      Form of Ford Motor Credit Company Automotive Wholesale Plan Application for Wholesale
                        Financing and Security Agreement (Incorporated by reference to Exhibit 10.2 of the
                        Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

 10.37          --      First Amendment to Fifth Amended and Restated Revolving Credit Agreement dated
                        July 25, 2003.*

 12.1           --      Computation of Ratios of Earnings to Fixed Charges.*

 21.1           --      Group 1 Automotive, Inc. Subsidiary List.*

 23.1           --      Consent of Ernst & Young LLP.*

 23.2           --      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).*

 23.3           --      Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.2).*

 23.4           --      Consent of Scoggins & Goodman, P.C. (included in Exhibit 5.3).*

 23.5           --      Consent of Sutin, Thayer & Browne, A Professional Corporation (included in Exhibit
                        5.4).*

 23.6           --      Consent of Calvert Law Firm (included in Exhibit 5.5).*

EXHIBIT
 NUMBER                                                 DESCRIPTION
-------                                                 -----------
24.1            --      Power of Attorney (included in the signature pages of this Registration Statement).*

25.1            --      Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A.*

--------------------
*        Filed herewith

(b) Financial Statement Schedules. All schedules have been omitted because the information required is included in the financial statements or the notes thereto or because they are not applicable or not required.

ITEM 22. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         Each registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 2003.

                          GROUP 1 AUTOMOTIVE, INC.

                          By:  /s/ B. B. HOLLINGSWORTH
                              ------------------------------------
                          Name:  B. B. Hollingsworth
                          Title: Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                 CAPACITY
           ---------                                                 --------
  /s/ B.B. HOLLINGSWORTH, JR.                    Chairman, President and Chief Executive Officer
-------------------------------                            (Principal Executive Officer)
    B.B. Hollingsworth, Jr.

  /s/ SCOTT L. THOMPSON                 Executive Vice President, Chief Financial Officer and Treasurer
-------------------------------             (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

     /s/ JOHN L. ADAMS                                               Director
-------------------------------
         John L. Adams

  /s/ ROBERT E. HOWARD II                                            Director
-------------------------------
      Robert E. Howard II

  /s/ LOUIS E. LATAIF                                                Director
-------------------------------
        Louis E. Lataif

  /s/ STEPHEN D. QUINN                                               Director
-------------------------------
       Stephen D. Quinn

  /s/ MAX P. WATSON, JR.                                             Director
-------------------------------
      Max P. Watson, Jr.

           SIGNATURE                                                 CAPACITY
           ---------                                                 --------
                                                                     Director
-------------------------------
        Kevin H. Whalen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                    AMARILLO MOTORS-C, LTD.
                                    AMARILLO MOTORS-F, LTD.
                                    AMARILLO MOTORS-J, LTD.
                                    AMARILLO MOTORS-SM, LTD.
                                    CHAPERRAL DODGE, LTD.
                                    COLONIAL CHRYSLER-PLYMOUTH, LTD.
                                    GPI, LTD.
                                    KUTZ-DC, LTD.
                                    KUTZ-N, LTD.
                                    LUBBOCK MOTORS, LTD.
                                    LUBBOCK MOTORS-F, LTD.
                                    LUBBOCK MOTORS-S, LTD.
                                    LUBBOCK MOTORS-SH, LTD.
                                    LUBBOCK MOTORS-T, LTD.
                                    MAXWELL CHRYSLER DODGE JEEP, LTD.
                                    MAXWELL FORD, LTD.
                                    MAXWELL-G, LTD.
                                    MAXWELL-N, LTD.
                                    MAXWELL-NII, LTD.
                                    MAXWELL-SM, LTD.
                                    MCCALL-H, LTD.
                                    MCCALL-HA, LTD.
                                    MCCALL-N, LTD.
                                    MCCALL-T, LTD.
                                    MCCALL-TII, LTD.
                                    MCCALL-TL, LTD.
                                    PRESTIGE CHRYSLER NORTHWEST, LTD.
                                    PRESTIGE CHRYSLER SOUTH, LTD.
                                    ROCKWALL AUTOMOTIVE-DCD, LTD.
                                    ROCKWALL AUTOMOTIVE-F, LTD.

                                    By:    GROUP 1 ASSOCIATES, INC.,
                                           as general partner

                                    By:    /s/ SCOTT L. THOMPSON
                                           -------------------------------------
                                    Name:  Scott L. Thompson
                                    Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           --------                                                    --------
  /s/ B.B. HOLLINGSWORTH, JR.               President (Principal Executive Officer) of Group 1 Associates,
-------------------------------                  Inc., the general partner of the above named entities
    B.B. Hollingsworth, Jr.

  /s/ SCOTT L. THOMPSON                     Vice President and Director (Principal Financial and Principal
-------------------------------                    Accounting Officer) of Group 1 Associates, Inc.,
       Scott L. Thompson                            the general partner of the above named entities

  /s/ J. BROOKS O'HARA                       Director of Group 1 Associates, Inc., the general partner of
-------------------------------                                the above named entities
        J. Brooks O'Hara

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                    BOB HOWARD AUTOMOTIVE-EAST, INC.
                                    BOB HOWARD AUTOMOTIVE-H, INC.
                                    BOB HOWARD CHEVROLET, INC.
                                    BOB HOWARD DODGE, INC.
                                    BOB HOWARD MOTORS, INC.
                                    BOB HOWARD NISSAN, INC.
                                    HOWARD-DC, INC.
                                    HOWARD-DCII, INC.
                                    HOWARD-FLM, INC.
                                    HOWARD FORD, INC.
                                    HOWARD-GM, INC.
                                    HOWARD-GM II, INC.
                                    HOWARD-GMIII, INC.
                                    HOWARD-H, INC.
                                    HOWARD-HA, INC.
                                    HOWARD PONTIAC-GMC, INC.
                                    HOWARD-SB, INC.
                                    HOWARD-SI, INC.

                                    By:    /s/ SCOTT L. THOMPSON
                                           -------------------------------------
                                    Name:  Scott L. Thompson
                                    Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
  /s/ HAROLD J. STEINKE, III                                          President
-------------------------------                              (Principal Executive Officer)
     Harold J. Steinke, III

     /s/ SCOTT L. THOMPSON                                    Vice President and Director
-------------------------------                 (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

     /s/ J. BROOKS O'HARA
-------------------------------                                        Director
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                             BOHN-DC, LLC

                                             By:    BOHN HOLDINGS-DC, INC.,
                                                    as sole member

                                             By:    /s/ SCOTT L. THOMPSON
                                                    ----------------------------
                                             Name:  Scott L. Thompson
                                             Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
  /s/ DONALD B. BOHN, JR.                 President (Principal Executive Officer) of Bohn Holdings-DC, Inc.,
--------------------------------                       the sole member of the above named entity
      Donald B. Bohn, Jr.

  /s/ SCOTT L. THOMPSON                     Vice President and Director (Principal Financial and Principal
--------------------------------                    Accounting Officer) of Bohn Holdings-DC, Inc.,
       Scott L. Thompson                               the sole member of the above named entity

  /s/ J. BROOKS O'HARA                          Director of Bohn Holdings-DC, Inc., the sole member of
--------------------------------                                the above named entity
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                           BOHN-FII, LLC
                                           BOHN-FIII, LLC
                                           HARVEY FORD, LLC
                                           HARVEY-FLM, LLC

                                           By:    BOHN HOLDINGS-F, INC.,
                                                  as sole member

                                           By:    /s/ SCOTT L. THOMPSON
                                                  ------------------------------
                                           Name:  Scott L. Thompson
                                           Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
   /s/ DONALD B. BOHN, JR.                    President (Principal Executive Officer) of Bohn Holdings-F,
--------------------------------                   Inc., the sole member of the above named entities
      Donald B. Bohn, Jr.

   /s/ SCOTT L. THOMPSON                    Vice President and Director (Principal Financial and Principal
--------------------------------                     Accounting Officer) of Bohn Holdings-F, Inc.,
       Scott L. Thompson
                                                      the sole member of the above named entities

   /s/ J. BROOKS O'HARA                           Director of Bohn Holdings-F, Inc., the sole member
--------------------------------                              of the above named entities
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                      BOHN HOLDINGS-DC, INC.
                                      BOHN HOLDINGS-F, INC.
                                      BOHN HOLDINGS-GM, INC.
                                      BOHN HOLDINGS-S, INC.
                                      HARVEY-T, INC.

                                      By:    /s/ SCOTT L. THOMPSON
                                             -----------------------------------
                                      Name:  Scott L. Thompson
                                      Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ DONALD B. BOHN, JR.                                            President
-------------------------------                              (Principal Executive Officer)
      Donald B. Bohn, Jr.

    /s/ SCOTT L. THOMPSON                                     Vice President and Director
-------------------------------                 (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

    /s/ J. BROOKS O'HARA                                               Director
-------------------------------
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                        CASA CHEVROLET INC.
                                        CASA CHRYSLER PLYMOUTH JEEP INC.
                                        SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                                        By:    /s/ SCOTT L. THOMPSON
                                               ---------------------------------
                                        Name:  Scott L. Thompson
                                        Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ JOSEPH. J. WAGNER                                              President
-------------------------------                              (Principal Executive Officer)
        Joseph J. Wagner

    /s/ SCOTT L. THOMPSON                                     Vice President and Director
-------------------------------                 (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

    /s/ J. BROOKS O'HARA                                               Director
-------------------------------
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                       COURTESY FORD, LLC
                                       GULF BREEZE FORD, LLC
                                       KEY FORD, LLC
                                       KOONS FORD, LLC

                                       By:    GROUP 1 FL HOLDINGS, INC.,
                                              as sole member

                                       By:    /s/ SCOTT L. THOMPSON
                                              ----------------------------------
                                       Name:  Scott L. Thompson
                                       Title: President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ SCOTT L. THOMPSON                President and Director (Principal Executive, Principal Financial and
--------------------------------              Principal Accounting Officer) of Group 1 FL Holdings, Inc.,
       Scott L. Thompson                               the sole member of the above named entities

    /s/ J. BROOKS O'HARA                       Director of Group 1 FL Holdings, Inc., the sole member of
--------------------------------                               the above named entities
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                         DANVERS-DC, INC.
                                         DANVERS-DCII, INC.
                                         DANVERS-DCIII, INC.
                                         DANVERS-GM, INC.
                                         DANVERS-N, INC.
                                         DANVERS-NII, INC.
                                         DANVERS-S, INC.
                                         DANVERS-SU, INC.
                                         DANVERS-T, INC.
                                         DANVERS-TII, INC.
                                         DANVERS-TL, INC.

                                         By:    /s/ SCOTT L. THOMPSON
                                                --------------------------------
                                         Name:  Scott L. Thompson
                                         Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ DAVID S. ROSENBERG                                             President
-------------------------------                              (Principal Executive Officer)
       David S. Rosenberg

    /s/ SCOTT L. THOMPSON                                     Vice President and Director
-------------------------------                 (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

    /s/ J. BROOKS O'HARA                                               Director
-------------------------------
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                        DELAWARE ACQUISITION-DC, L.L.C.

                                        By:    GROUP 1 LP INTERESTS-DC, INC.,
                                               as sole member

                                        By:    /s/ MATHEW J. BAER
                                               ---------------------------------
                                        Name:  Mathew J. Baer
                                        Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

            SIGNATURE                                                CAPACITY
            ---------                                                --------
    /s/ MATHEW J. BAER                        President, Secretary and Director (Principal Executive
--------------------------------            Officer) of Group 1 LP Interests-DC, Inc., the sole member
         Mathew J. Baer                                      of the above named entity

    /s/ MATTHEW MCGOVERN                       Vice President and Director (Principal Financial and
--------------------------------             Principal Accounting Officer) of Group 1 LP Interests-DC, Inc.,
        Matthew McGovern                               the sole member of the above named entity

   /s/ PAMELA JASINSKI                      Director of Group 1 LP Interests-DC, Inc., the sole member
--------------------------------                             of the above named entity
         Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            DELAWARE ACQUISITION-F, L.L.C.

                                            By:    GROUP 1 LP INTERESTS-F, INC.,
                                                   as sole member

                                            By:    /s/ MATHEW J. BAER
                                                   -----------------------------
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                CAPACITY
           ---------                                                --------
    /s/ MATHEW J. BAER                       President, Secretary and Director (Principal Executive
------------------------------            Officer) of Group 1 LP Interests-F, Inc., the sole member of
        Mathew J. Baer                                        the above named entity

    /s/ MATTHEW MCGOVERN                 Vice President and Director (Principal Financial and Principal
------------------------------                Accounting Officer) of Group 1 LP Interests-F, Inc.,
       Matthew McGovern                             the sole member of the above named entity


    /s/ PAMELA JASINSKI                   Director of Group 1 LP Interests-F, Inc., the sole member of
------------------------------                                the above named entity
        Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                          DELAWARE ACQUISITION-GM, L.L.C.

                                          By:    GROUP 1 LP INTERESTS-GM, INC.,
                                                 as sole member

                                          By:    /s/ MATHEW J. BAER
                                                 -------------------------------
                                          Name:  Mathew J. Baer
                                          Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                 CAPACITY
           ---------                                                 --------
     /s/ MATHEW J. BAER                       President, Secretary and Director (Principal Executive
---------------------------------          Officer) of Group 1 LP Interests-GM, Inc., the sole member of
         Mathew J. Baer                                      the above named entity


    /s/ MATTHEW MCGOVERN                   Vice President and Director (Principal Financial and Principal
---------------------------------              Accounting Officer) of Group 1 LP Interests-GM, Inc.,
        Matthew McGovern                             the sole member of the above named entity


    /s/ PAMELA JASINSKI                    Director of Group 1 LP Interests-GM, Inc., the sole member of
---------------------------------                             the above named entity
        Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            DELAWARE ACQUISITION-N, L.L.C.

                                            By:    GROUP 1 LP INTERESTS-N, INC.,
                                                   as sole member

                                            By:    /s/ MATHEW J. BAER
                                                   -----------------------------
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                 CAPACITY
           ---------                                                 --------
     /s/ MATHEW J. BAER                      President, Secretary and Director (Principal Executive
---------------------------------         Officer) of Group 1 LP Interests-N, Inc., the sole member of
         Mathew J. Baer                                      the above named entity


    /s/ MATTHEW MCGOVERN                      Vice President and Director (Principal Financial and
---------------------------------           Principal Accounting Officer) of Group 1 LP Interests-N, Inc.,
        Matthew McGovern                           the sole member of the above named entity


    /s/ PAMELA JASINSKI                   Director of Group 1 LP Interests-N, Inc., the sole member of
---------------------------------                            the above named entity
        Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            DELAWARE ACQUISITION-T, L.L.C.

                                            By:    GROUP 1 LP INTERESTS-T, INC.,
                                                   as sole member

                                            By:    /s/ Mathew J. Baer
                                                   -----------------------------
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

          SIGNATURE                                                 CAPACITY
          ---------                                                 --------
     /s/ MATHEW J. BAER                         President, Secretary and Director (Principal Executive
---------------------------------            Officer) of Group 1 LP Interests-T, Inc., the sole member of
         Mathew J. Baer                                         the above named entity


    /s/ MATTHEW MCGOVERN                         Vice President and Director (Principal Financial and
---------------------------------              Principal Accounting Officer) of Group 1 LP Interests-T, Inc.,
        Matthew McGovern                              the sole member of the above named entity


    /s/ PAMELA JASINSKI                      Director of Group 1 LP Interests-T, Inc., the sole member of
---------------------------------                               the above named entity
        Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            FMM, INC.
                                            MILLBRO, INC.
                                            MILLER AUTOMOTIVE GROUP, INC.
                                            MILLER FAMILY COMPANY, INC.
                                            MILLER IMPORTS, INC.
                                            MILLER INFINITI INC.
                                            MILLER MOTORS VAN NUYS, INC.
                                            MILLER NISSAN, INC.
                                            MILLER-NII, INC.

                                            By:     /s/ SCOTT L. THOMPSON
                                                  -----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                 CAPACITY
           ---------                                                 --------
 /s/    DAVID L. HUTTON                                              President
-------------------------------
        David L. Hutton                                     (Principal Executive Officer)

 /s/   SCOTT L. THOMPSON                                   Vice President and Director
-------------------------------
       Scott L. Thompson                       (Principal Financial and Principal Accounting Officer)

 /s/    J. BROOKS O'HARA                                              Director
-------------------------------
       J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            GPI ATLANTA-F, INC.
                                            GPI ATLANTA-FLM, INC.
                                            GPI ATLANTA-FLM II, INC.
                                            GPI ATLANTA-T, INC.
                                            JIM TIDWELL FORD, INC.
                                            PERIMETER FORD, INC.

                                            By:  /s/ SCOTT L. THOMPSON
                                               ----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
 /s/   DANIEL R. JOHNSON
-------------------------------                                        President
       Daniel R. Johnson                                     (Principal Executive Officer)

 /s/   SCOTT L. THOMPSON
-------------------------------                               Vice President and Director
       Scott L. Thompson                        (Principal Financial and Principal Accounting Officer)

 /s/    J. BROOKS O'HARA
-------------------------------                                        Director
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            GROUP 1 ASSOCIATES, INC.

                                            By: /s/ SCOTT L. THOMPSON
                                               ------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
 /s/  B.B. HOLLINGSWORTH, JR.
-------------------------------                                        President
    B.B. Hollingsworth, Jr.                                  (Principal Executive Officer)

 /s/   SCOTT L. THOMPSON
-------------------------------                               Vice President and Director
       Scott L. Thompson                        (Principal Financial and Principal Accounting Officer)

 /s/   J. BROOKS O'HARA
-------------------------------                                        Director
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            GROUP 1 FL HOLDINGS, INC.
                                            GROUP 1 REALTY, INC.

                                            By:    SCOTT L. THOMPSON
                                                   -------------------------
                                            Name:  Scott L. Thompson
                                            Title: President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
       SCOTT L. THOMPSON                                        President and Director
------------------------------------                (Principal Executive, Principal Financial and
       Scott L. Thompson                                     Principal Accounting Officer)


       J. BROOKS O'HARA                                               Director
------------------------------------
       J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                          GROUP 1 HOLDINGS-DC, L.L.C.
                                          GROUP 1 HOLDINGS-F, L.L.C.
                                          GROUP 1 HOLDINGS-GM, L.L.C.
                                          GROUP 1 HOLDINGS-H, L.L.C.
                                          GROUP 1 HOLDINGS-N, L.L.C.
                                          GROUP 1 HOLDINGS-S, L.L.C.
                                          GROUP 1 HOLDINGS-T, L.L.C.

                                          By:    GROUP 1 AUTOMOTIVE, INC.,
                                                 as sole member

                                          By:    /s/ B.B. HOLLINGSWORTH, JR.
                                                 -------------------------------
                                          Name:  B.B. Hollingsworth, Jr.
                                          Title: Chairman, President and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

          SIGNATURE                                                   CAPACITY
          ---------                                                   --------
   B.B. HOLLINGSWORTH, JR                   Chairman, President and Chief Executive Officer (Principal
--------------------------------         Executive Officer) of Group 1 Automotive, Inc., the sole member of
   B.B. Hollingsworth, Jr.                                   the above named entities


      SCOTT L. THOMPSON                  Executive Vice President, Chief Financial Officer and Treasurer
--------------------------------            (Principal Financial and Principal Accounting Officer) of
      Scott L. Thompson                            Group 1 Automotive, Inc., the sole member of
                                                            the above named entities


        JOHN L. ADAMS                           Director of Group 1 Automotive, Inc., the sole member of
--------------------------------                              the above named entities
        John L. Adams


     ROBERT E. HOWARD II                        Director of Group 1 Automotive, Inc., the sole member of
--------------------------------                               the above named entities
     Robert E. Howard II

          SIGNATURE                                                   CAPACITY
          ---------                                                   --------

  /s/ LOUIS E. LATAIF                         Director of Group 1 Automotive, Inc., the sole member of
-------------------------------                               the above named entities
       Louis E. Lataif

  /s/ STEPHEN D. QUINN                        Director of Group 1 Automotive, Inc., the sole member of
-------------------------------                               the above named entities
       Stephen D. Quinn

  /s/ MAX P. WATSON, JR.                      Director of Group 1 Automotive, Inc., the sole member of
-------------------------------                               the above named entities
      Max P. Watson, Jr.

                                              Director of Group 1 Automotive, Inc., the sole member of
-------------------------------                               the above named entities
       Kevin H. Whalen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            GROUP 1 LP INTERESTS-DC, INC.
                                            GROUP 1 LP INTERESTS-F, INC.
                                            GROUP 1 LP INTERESTS-GM, INC.
                                            GROUP 1 LP INTERESTS-H, INC.
                                            GROUP 1 LP INTERESTS-N, INC.
                                            GROUP 1 LP INTERESTS-S, INC.
                                            GROUP 1 LP INTERESTS-T, INC.

                                            By:    /s/ MATHEW J. BAER
                                                   -----------------------------
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

          SIGNATURE                                                  CAPACITY
          ---------                                                  --------
     /s/ MATHEW J. BAER                                 President, Secretary and Director
------------------------------                            (Principal Executive Officer)
        Mathew J. Baer

     /s/ MATTHEW MCGOVERN                                  Vice President and Director
------------------------------                (Principal Financial and Principal Accounting Officer)
       Matthew McGovern

     /s/ PAMELA JASINSKI                                             Director
------------------------------
        Pamela Jasinski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            HARVEY GM, LLC

                                            By:    BOHN HOLDINGS-GM, INC.,
                                                   as sole member

                                            By:    /s/ SCOTT L. THOMPSON
                                                   -----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ DONALD B. BOHN, JR.               President (Principal Executive Officer) of Bohn Holdings-GM, Inc.,
--------------------------------                       the sole member of the above named entity
      Donald B. Bohn, Jr.

    /s/ SCOTT L. THOMPSON                   Vice President and Director (Principal Financial and Principal
--------------------------------                    Accounting Officer) of Bohn Holdings-GM, Inc.,
       Scott L. Thompson                               the sole member of the above named entity

    /s/ J. BROOKS O'HARA                        Director of Bohn Holdings-GM, Inc., the sole member of
--------------------------------                                the above named entity
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            HARVEY OPERATIONS-T, LLC

                                            By:    HARVEY-T, INC.,
                                                   as sole member

                                            By:    /s/ SCOTT L. THOMPSON
                                                   -----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

          SIGNATURE                                                    CAPACITY
          ---------                                                    --------
    /s/ DONALD B. BOHN, JR.                   President (Principal Executive Officer) of Harvey-T, Inc.,
--------------------------------                       the sole member of the above named entity
      Donald B. Bohn, Jr.

    /s/ SCOTT L. THOMPSON                        Vice President and Director (Principal Financial and
--------------------------------                   Principal Accounting Officer) of Harvey-T, Inc.,
       Scott L. Thompson                               the sole member of the above named entity

    /s/ J. BROOKS O'HARA                              Director of Harvey-T, Inc., the sole member
--------------------------------                               of the above named entity
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            HARVEY-SM, LLC

                                            By:    BOHN HOLDINGS-S, INC.,
                                                   as sole member

                                            By:    /s/ SCOTT L. THOMPSON
                                                   -----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
    /s/ DONALD B. BOHN, JR.                   President (Principal Executive Officer) of Bohn Holdings-S,
--------------------------------                    Inc., the sole member of the above named entity
      Donald B. Bohn, Jr.

    /s/ SCOTT L. THOMPSON                   Vice President and Director (Principal Financial and Principal
--------------------------------                     Accounting Officer) of Bohn Holdings-S, Inc.,
       Scott L. Thompson                               the sole member of the above named entity

    /s/ J. BROOKS O'HARA                          Director of Bohn Holdings-S, Inc., the sole member
--------------------------------                               of the above named entity
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            HIGHLAND AUTOPLEX, INC.

                                            By:    /s/ SCOTT L. THOMPSON
                                                   -----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
   /s/ THOMAS N. MAXWELL, JR.                                          President
-------------------------------                              (Principal Executive Officer)
     Thomas N. Maxwell, Jr.

    /s/ SCOTT L. THOMPSON                                     Vice President and Director
-------------------------------                 (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

    /s/ J. BROOKS O'HARA                                               Director
-------------------------------
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            IRA AUTOMOTIVE GROUP, LLC

                                            By:    DANVERS-T, INC.,
                                                   as sole member

                                            By:    /s/ SCOTT L. THOMPSON
                                                   --------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
       DAVID S. ROSENBERG                     President (Principal Executive Officer) of Danvers-T, Inc.,
-----------------------------------                   the sole member of the above named entity
       David S. Rosenberg


       SCOTT L. THOMPSON                     Vice President and Director (Principal Financial and Principal
-----------------------------------             Accounting Officer) of Danvers-T, Inc., the sole member
       Scott L. Thompson                                     of the above named entity

        J. BROOKS O'HARA                            Director of Danvers-T, Inc., the sole member
-----------------------------------                           of the above named entity
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                            LUBY CHEVROLET CO.

                                            By:    /s/ SCOTT L. THOMPSON
                                                   ----------------------------
                                            Name:  Scott L. Thompson
                                            Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
       RICHARD FLEISCHMAN                                             President
-------------------------------------                        (Principal Executive Officer)
       Richard Fleischman

       SCOTT L. THOMPSON                                    Vice President and Director
-------------------------------------             (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

        J. BROOKS O'HARA                                                Director
-------------------------------------
        J. Brooks O'Hara

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 24, 2003, in the City of Houston, State of Texas.

                                        MIKE SMITH AUTOMOTIVE-H, INC.
                                        MIKE SMITH AUTOMOTIVE-N, INC.
                                        MIKE SMITH AUTOPLAZA, INC.
                                        MIKE SMITH AUTOPLEX BUICK, INC.
                                        MIKE SMITH AUTOPLEX DODGE, INC.
                                        MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
                                        MIKE SMITH AUTOPLEX, INC.
                                        MIKE SMITH AUTOPLEX-V, INC.
                                        MIKE SMITH GM, INC.
                                        MIKE SMITH IMPORTS, INC.
                                        MIKE SMITH MOTORS, INC.

                                        By:    SCOTT L. THOMPSON
                                               -----------------------------
                                        Name:  Scott L. Thompson

                                        Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2003.

           SIGNATURE                                                   CAPACITY
           ---------                                                   --------
        MICHAEL G. SMITH                                               President
---------------------------------                            (Principal Executive Officer)
        Michael G. Smith

       SCOTT L. THOMPSON                                        Vice President and Director
---------------------------------                   (Principal Financial and Principal Accounting Officer)
       Scott L. Thompson

        J. BROOKS O'HARA                                                 Director
---------------------------------
        J. Brooks O'Hara

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                                  DESCRIPTION
--------                                                 -----------
  3.1           --      Restated Certificate of Incorporation of the Company (Incorporated by reference to
                        Exhibit 3.1 of the Company's Registration Statement on Form S-1 Registration No.
                        333-29893).

  3.2           --      Certificate of Designation of Series A Junior Participating Preferred Stock
                        (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

  3.3           --      Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

  4.1           --      Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

  4.2           --      Form of Subordinated Indenture (Incorporated by reference to Exhibit 4.5 of the
                        Company's Registration Statement on Form S-3 Registration No. 333-69693).

  4.3           --      Form of Subordinated Debt Securities (included in Exhibit 4.2).

  4.4           --      First Supplemental Indenture dated as of March 5, 1999 among Group 1 Automotive, Inc., the Subsidiary Guarantors named therein and IBJ Whitehall Bank & Trust Company
                        (Incorporated by reference to Exhibit 4.1 of the Company's Current Report of Form 8-K
                        dated March 5, 1999).

  4.5           --      Form of 10 7/8% Senior Subordinated Note due March 1, 2009 (included in Exhibit 4.4).

  4.6           --      Subordinated Indenture dated as of August 13, 2003 among Group 1 Automotive, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as Trustee.*

  4.7           --      First Supplemental Indenture dated as of August 13, 2003 among Group 1 Automotive,
                        Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as Trustee.*

  4.8           --      Exchange and Registration Rights Agreement dated as of August 13, 2003 between
                        Group 1 Automotive, Inc. and Goldman, Sachs & Co., J.P. Morgan Securities Inc., and
                        Banc One Capital Markets, Inc.*

  4.9           --      Form of 144A Global Note representing $149,650,000 Principal Amount of 8.25% Senior
                        Subordinated Notes due August 15, 2013.*

  4.10          --      Form of Regulation S Global Note representing $350,000 Principal Amount of 8.25% Senior
                        Subordinated Notes due August 15, 2013.*

  5.1           --      Opinion of Vinson & Elkins L.L.P.*

  5.2           --      Opinion of Jeffer, Mangels, Butler & Marmaro LLP.*

  5.3           --      Opinion of Scoggins & Goodman, P.C.*

  5.4           --      Opinion of Sutin, Thayer & Browne, A Professional Corporation.*

  5.5           --      Opinion of Calvert Law Firm.*

 10.1           --      Employment Agreement between the Company and B.B. Hollingsworth, Jr. effective March 1,
                        2002 (Incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form
                        10-K for the year ended December 31, 2001).

 10.2           --      Employment Agreement between the Company and Robert E. Howard II dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.3           --      Employment Agreement between the Company and John T. Turner dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.4           --      Employment Agreement between the Company and Scott L. Thompson dated November 3, 1997
                        (Incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997).

 10.5           --      1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.7 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.6           --      First Amendment to 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.7           --      Lease Agreement between Howard Pontiac GMC and Robert E. Howard II (Incorporated

EXHIBIT
 NUMBER                                                  DESCRIPTION
--------                                                 -----------
                        by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.8           --      Lease Agreement between Bob Howard Motors and Robert E. Howard II (Incorporated by
                        reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.9           --      Lease Agreement between Bob Howard Chevrolet and Robert E. Howard II (Incorporated by
                        reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.10          --      Lease Agreement between Bob Howard Automotive-H and North Broadway Real Estate
                        (Incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

 10.11          --      Rights Agreement between Group 1 Automotive, Inc. and ChaseMellon Shareholder Services,
                        L.L.C., as rights agent dated October 3, 1997 (Incorporated by reference to Exhibit
                        10.10 of the Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.12          --      1998 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.13          --      Form of Agreement between Toyota Motor Sales, U.S.A., and Group 1 Automotive, Inc.
                        (Incorporated by reference to Exhibit 10.12 of the Company's Registration Statement on
                        Form S-1 Registration No. 333-29893).

 10.14          --      Form of Supplemental Agreement to General Motors Corporation Dealer Sales and Service
                        Agreement (Incorporated by reference to Exhibit 10.13 of the Company's Registration
                        Statement on Form S-1 Registration No. 333-29893).

 10.15          --      Supplemental Terms and Conditions between Ford Motor Company and Group 1 Automotive,
                        Inc. dated September 4, 1997 (Incorporated by reference to Exhibit 10.16 of the
                        Company's Registration Statement on Form S-1 Registration No. 333-29893).

 10.16          --      Toyota Dealer Agreement between Gulf States Toyota, Inc. and Southwest Toyota, Inc.
                        dated April 5, 1993 (Incorporated by reference to Exhibit 10.17 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.17          --      Lexus Dealer Agreement between Toyota Motor Sales, U.S.A., Inc. and SMC Luxury Cars,
                        Inc. dated August 21, 1995 (Incorporated by reference to Exhibit 10.18 of the Company's
                        Registration Statement on Form S-1 Registration No. 333-29893).

 10.18          --      Form of General Motors Corporation U.S.A. Sales and Service Agreement (Incorporated by
                        reference to Exhibit 10.25 of the Company's Registration Statement on Form S-1
                        Registration No. 333-29893).

 10.19          --      Stock Pledge Agreement dated December 19, 1997 (Incorporated by reference to Exhibit
                        10.54 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

 10.20          --      First Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan
                        (Incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1998).

 10.21          --      Employment Agreement between the Company and John S. Bishop dated October 7, 1998
                        (Incorporated by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1998).

 10.22          --      Form of Ford Motor Company Sales and Service Agreement (Incorporated by reference to
                        Exhibit 10.38 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 1998).

 10.23          --      Form of Chrysler Corporation Sales and Service Agreement (Incorporated by reference to
                        Exhibit 10.39 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 1998).

 10.24          --      Second Amendment to the 1996 Stock Incentive Plan (Incorporated by reference to Exhibit
                        10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended

EXHIBIT
 NUMBER                                                  DESCRIPTION
--------                                                 -----------
                        March 31, 1999).

 10.25          --      Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated
                        (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                        Form S-8 Registration No. 333-83260).

 10.26          --      Second Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan
                        (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                        Form S-8 Registration No. 333-75754).

 10.27          --      Third Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan (Incorporated by
                        reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8
                        Registration No. 333-75784).

 10.28          --      ISDA Master Agreement (Incorporated by reference to Exhibit 10.33 of the Company's
                        Annual Report on Form 10-K for the year ended December 31, 2001).

 10.29          --      Interest Rate Swap Confirmation, dated as of October 19, 2001 (Incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

 10.30          --      Split Dollar Life Insurance Agreement between Group 1 Automotive, Inc., and Leslie
                        Hollingsworth and Leigh Hollingsworth, as Trustees of the Hollingsworth 2000 Children's
                        Trust, dated as of January 23, 2002 (Incorporated by reference to Exhibit 10.36 of the
                        Company's Annual Report on Form 10-K for the year ended December 31, 2002).

 10.31          --      Lease Agreement between Bob Howard Automotive-East, Inc. and REHCO East, L.L.C.
                        (Incorporated by reference to Exhibit 10.37 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 2002).

 10.32          --      Lease Agreement between Howard-H, Inc. and REHCO, L.L.C. (Incorporated by reference to
                        Exhibit 10.38 of the Company's Annual Report on Form 10-K for the year ended December
                        31, 2002)

 10.33          --      Lease Agreement between Howard Pontiac-GMC, Inc. and North Broadway Real Estate Limited
                        Liability Company (Incorporated by reference to Exhibit 10.39 of the Company's Annual
                        Report on Form 10-K for the year ended December 31, 2002).

 10.34          --      Employment Agreement between the Company and Kevin H. Whalen dated November 3, 2002
                        (Incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K
                        for the year ended December 31, 2002).

 10.35          --      Fifth Amended and Restated Revolving Credit Agreement dated June 2, 2003 (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the
                        quarterly period ended June 30, 2003).

 10.36          --      Form of Ford Motor Credit Company Automotive Wholesale Plan Application for Wholesale
                        Financing and Security Agreement (Incorporated by reference to Exhibit 10.2 of the
                        Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

 10.37          --      First Amendment to Fifth Amended and Restated Revolving Credit Agreement dated
                        July 25, 2003.*

 12.1           --      Computation of Ratios of Earnings to Fixed Charges.*

 21.1           --      Group 1 Automotive, Inc. Subsidiary List.*

 23.1           --      Consent of Ernst & Young LLP.*

 23.2           --      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).*

 23.3           --      Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.2).*

 23.4           --      Consent of Scoggins & Goodman, P.C. (included in Exhibit 5.3).*

 23.5           --      Consent of Sutin, Thayer & Browne, A Professional Corporation (included in Exhibit
                        5.4).*

 23.6           --      Consent of Calvert Law Firm (included in Exhibit 5.5).*

 24.1           --      Power of Attorney (included in the signature pages of this Registration Statement).*

 25.1           --      Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A.*

--------------------
*        Filed herewith